Exhibit 10.2

Execution Copy

AMENDMENT TO THE LICENSE AND SUBLICENSE AGREEMENT

BY AND BETWEEN

CPEC LLC AND ARCA DISCOVERY INC.

THIS AMENDMENT (the “Amendment”), dated as of February, 22, 2006 (“Amendment Effective Date”), by and between CPEC LLC, a Delaware limited liability company having an office at 33 Hayden Avenue, Lexington, MA 02421 (“CPEC”) and ARCA Discovery, Inc., a corporation organized and existing under the laws of the State of Colorado and having its principal office at 1400 Sixteenth Street, Suite 220, Denver, Colorado 80202 (“ARCA”), amends the License and Sublicense Agreement effective as of October 28, 2003 (the “License Agreement”) by and between CPEC and ARCA.

W I T N E S S E T H:

WHEREAS, CPEC and ARCA desire to amend the License Agreement upon the terms and conditions set forth herein, effective as of the Amendment Effective Date.

NOW, THEREFORE, in consideration of the premises contained herein, and for other good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, the parties hereto agree, effective as of the Amendment Effective Date, as follows:

1. Except as otherwise defined herein, all defined terms used herein shall have the meanings set forth in the License Agreement.

2. Article 1 of the License Agreement is hereby amended to add the following new Sections to the end thereof:

“1.30 “ARCA’s Series A Preferred Stock Financing” shall mean ARCA’s first preferred stock financing on or subsequent to the Amendment Effective Date which, in one or more closings, raises an aggregate of at least $5 million in new funds.

1.31 “Equity Agreements” shall mean the Subscription Agreement in the form attached as Exhibit A, the Voting Agreement in the form attached as Exhibit B, the Investor Rights Agreement in the form attached as Exhibit C and the Right of First Refusal and Co-Sale Agreement in the form attached as Exhibit D.”

3. Section 3.2.2 of the License Agreement is hereby amended and restated to read in its entirety as follows:

“3.2.2 In addition to the diligence obligations set forth in Section 3.2.1 above, ARCA shall also:

(a) complete ARCA’s Series A Preferred Stock Financing within three (3) months of the Amendment Effective Date; and

(b) either (i) receive an Institutional Review Board (“IRB”) approval of the protocol for a Phase 3 clinical trial with Product (after an End of Phase 2 Meeting) in patients with congestive heart failure within twelve (12) months after the Amendment Effective Date and commence such Phase 3 clinical trial within three (3) months after such IRB approval, and have raised sufficient financing to complete such trial prior to its commencement; or (ii) within eighteen (18) months of the Amendment Effective Date either (A) file an NDA for Product or (B) obtain an agreement with the FDA to permit a rolling review of the NDA for Product and file the initial section of such NDA in accordance with such agreement.”

4. Section 5.1 of the License Agreement is hereby amended and restated to read in its entirety as follows:

“5.1 Milestone Payments. Subject to the terms and conditions contained in this Agreement, and in consideration of the rights granted by CPEC hereunder, ARCA shall pay CPEC the following milestone payments, contingent upon occurrence of the specified event:

(a)	US $1,000,000 upon the closing of ARCA’s Series A Preferred Stock Financing;

(b)	US $500,000 upon the submission of an NDA with the FDA;

(c)	US $250,000 upon [ * ];

(d)	US $250,000 upon [ * ];

(e)	US $8,000,000 within six (6) months of obtaining Regulatory Approval for marketing in the United States by the FDA;

(f)	US $2,750,000 within six (6) months of [ * ]; and

(g)	US $1,750,000 within six (6) months of [ * ].

For clarification, the parties acknowledge and agree that the first date of any rolling, initial or partial submission of any NDA or any portion or section of an NDA shall constitute the date of submission of an NDA for purposes of the foregoing milestone payments. ARCA shall notify CPEC in writing within ten (10) days after the achievement of each milestone and such notice shall be accompanied by the appropriate milestone payment.”

[*]	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities and Exchange Act of 1934, as amended.

2

5. Section 5.2.1 (i) of the License Agreement is hereby amended and restated to read in its entirety as follows:

“(i) Subject to the terms and conditions of this Agreement, and in further consideration of the rights granted by CPEC hereunder, ARCA shall pay to CPEC royalties in the applicable percentage set forth below for Net Sales in each Royalty Year of Products by ARCA, its Affiliates or sublicensees:

Annual Net Sales:	Royalty Rate:
Up to the first [ * ]:	7.5%
Over [ * ] and up to [ * ]:	10%
Over [ * ]:	20%”

6. Section 5.2 of the License Agreement is hereby amended to add at the end thereof a new Section 5.2.4 which shall read in its entirety as follows:

“5.2.4 Royalty Buy-Down. At any time during the period commencing on the Effective Date and expiring [    *    ] after obtaining Regulatory Approval for marketing Product in the United States (the “Option Period”), ARCA shall have the option to buy-down the royalty rates set forth in Section 5.2.1 (i) as follows: For annual Net Sales over [    *    ], and up to [    *    ], ARCA shall have the option to buy-down up to two and one-half (2 1/2) percentage points (down to a rate of 7.5%), and for annual Net Sales over [    *    ], ARCA shall have the option to buy-down up to eight (8) percentage points (down to a rate of 12%). To exercise the buy-down option, ARCA shall provide CPEC with a written notice electing to exercise the buy-down option at any time during the Option Period and, within [    *    ] thereafter, pay to CPEC [    *    ] reduction in royalty rate. The applicable royalty rate reduction shall be effective as of the date the related payment is made in full to CPEC.”

7. Article V of the License Agreement is hereby amended to add at the end thereof a new Section 5.8 which shall read in its entirety as follows:

“5.8. Equity Issuance. Subject to the terms and conditions contained in this Agreement and the Equity Agreements and in further consideration of the rights granted by CPEC hereunder and pursuant to the Amendment, ARCA shall, on the Amendment Effective Date, issue to CPEC and/or its designees an aggregate of 400,000 shares of ARCA’s Common Stock, $.001 par value per share.

[*]	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities and Exchange Act of 1934, as amended.

3

8. Section 9.4 of the License Agreement is hereby amended by:

(a) replacing the address of ARCA with the following:

“ARCA Discovery, Inc.

1400 16th Street

Suite 220

Denver, CO 80202

Attention: President and Chief Executive Officer

Fax No.: 303-825-0883”;

and

(b) replacing the address of CPEC with the following:

CPEC LLC

33 Hayden Avenue

Lexington, MA 02421

Attention: Chief Executive Officer

Fax No.: 781-862-3859”

9. Except as expressly amended or waived by this Amendment, all of the provisions of the License Agreement shall remain in full force and effect. All references to the License Agreement, from and after the Amendment Effective Date, shall be to the License Agreement as amended by this Amendment.

10. In the event that any of the provisions contained in this Amendment are held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby, unless the absence of the invalidated provision(s) adversely affect the substantive rights of the Parties. In such event, the Parties shall replace the invalid, illegal or unenforceable provision(s) with valid, legal and enforceable provision(s) which, insofar as practical, implement the purpose of this Amendment.

11. This Amendment shall be governed by and construed in accordance with the laws of the State of New York without reference to any rules of conflicts of law.

12. The waiver by a Party hereto of any right hereunder or the failure to perform or of a breach by another Party shall not be deemed a waiver of any other right hereunder or of any other breach or failure by said other Party whether of a similar nature or otherwise.

13. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

4

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first set forth above.

CPEC LLC.

By:	/s/ Mark S. Butler
Name:	Mark S. Butler
Title:	Executive Vice President

ARCA DISCOVERY, INC.

By:	/s/ Michael R. Bristow
Name:	Michael R. Bristow
Title:	President and Chief Executive Officer

5

Exhibit A

Subscription Agreement

THE SECURITIES REFERRED TO IN THIS SUBSCRIPTION AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (THE “1933 ACT”) OR UNDER APPLICABLE STATE SECURITIES LAWS (THE “STATE ACTS”) AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT AND THE STATE ACTS COVERING SUCH SECURITIES OR SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE 1933 ACT AND THE STATE ACTS.

SUBSCRIPTION AGREEMENT

THIS SUBSCRIPTION AGREEMENT (this “Agreement”) is entered into as of February 22, 2006 (“ Effective Date”) by and between ARCA Discovery, Inc., a Delaware corporation (the “Company”), and CPEC, LLC, a Delaware limited liability company (“Investor”).

RECITALS

A. Simultaneously with the execution of this Agreement, the Company and the Investor are entering into an Amendment (the “Amendment”) to the License and Sublicense Agreement by and between the Company and the Investor effective as of October 28, 2003 (the “License Agreement”); and

B. In further consideration for the rights granted by CPEC in the License Agreement and pursuant to the Amendment, Investor desires to acquire and the Company desires to issue to Investor four hundred thousand (400,000) shares of the Company’s Common Stock, par value $0.001 per share (the “Shares”) upon the terms and conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Subscription. On the Effective Date, (a) the Company and the Investor will execute and deliver the Amendment; (b) the Investor will pay the Company four hundred dollars ($400.00) in cash or immediately available funds; (c) the Company shall issue to Investor the Shares and shall deliver to Investor a stock certificate evidencing its ownership of the Shares. In addition, in connection with the closing of the Company’s Series A preferred stock financing, which the parties agree will take place after the effective time of the closing under this Agreement, the Investor, the Company and the other parties thereto, shall execute and deliver to each other the other Equity Agreements.

2. Definitions. Except as otherwise defined herein, all defined terms used herein shall have the meanings set forth in the Amendment.

3. Representations and Warranties of the Company. The Company hereby represents and warrants to Investor as follows, except as set forth in the Schedule of Exceptions:

3.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite corporate power and authority to own and operate its properties and assets, to execute and deliver this Agreement, the Amendment and the other Equity Agreements, to issue and sell the Shares, and to carry out the provisions of this Agreement, the Amendment and the other Equity Agreements and to carry on its business as presently conducted and as presently proposed to be conducted. The Company is duly qualified to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on the Company or its business. Copies of the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provided to the Investor are complete and correct and in full force and effect.

3.2 Subsidiaries. The Company does not own or control any equity security or other interest of any other corporation, partnership, limited liability company or other business entity. The Company is not a participant in any joint venture, partnership, limited liability company or similar arrangement. Since its inception, the Company has not consolidated or merged with, acquired all or substantially all of the assets of, or acquired the stock of or any interest in any corporation, partnership, limited liability company or other business entity.

3.3 Capitalization; Voting Rights.

(a) The authorized capital stock of the Company consists of (i) sixteen million (16,000,000) shares of Common Stock, par value $0.001 per share, three million one hundred ninety-three thousand six hundred forty-two (3,193,642) shares of which will be issued and outstanding upon the issuance of the Shares and the issuance of six hundred fourteen thousand eight hundred thirty-four (614,834) shares of Common Stock to Myogen, Inc. and fifteen thousand four hundred fifty-five (15,455) shares of Common Stock to University License Equity Holdings, Inc. (each of which issuances are contemplated to occur on the Effective Date), and (ii) nine million four hundred thousand (9,400,000) shares of Preferred Stock, par value $0.001 per share, all shares of which are designated Series A Preferred Stock, none of which are issued and outstanding.

(b) Under the Company’s 2004 Stock Incentive Plan (as heretofore amended, the “Plan”), immediately prior to the Effective Date, (i) options to purchase one million seven hundred fifteen thousand six hundred forty-six (1,715,646) shares of Common Stock have been granted and are currently outstanding and (ii) one million two hundred thirty-nine thousand forty-eight (1,239,048) shares of Common Stock remain available for future issuance to officers, directors, employees and consultants of the Company. The Company has not made any representations regarding the issuance of additional equity incentives to any officer, employee, director or consultant.

(c) Other than the shares reserved for issuance under the Plan, and except as may be granted pursuant to this Agreement and the Series A Preferred Stock Purchase Agreement by and among the Company, the purchasers named therein and certain other persons

2

named therein (the “Purchase Agreement”), there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), proxy or stockholder agreements, or agreements of any kind for the purchase or acquisition from the Company of any of its securities.

(d) All issued and outstanding shares of the Company’s Common Stock prior to the Effective Date (i) have been duly authorized and validly issued and are fully paid and nonassessable, (ii) were issued in compliance with all applicable state and federal laws concerning the issuance of securities, and (iii) are subject to a right of first refusal in favor of the Company upon transfer.

3.4 Authorization; Binding Obligations. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization of this Agreement, the Amendment and the other Equity Agreements, the performance of all obligations of the Company hereunder and thereunder and the authorization, sale, issuance and delivery of the Shares pursuant hereto has been taken. The Agreement, the Amendment and the other Equity Agreements, when executed and delivered, will be valid and binding obligations of the Company enforceable in accordance with their respective terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights, (b) general principles of equity that restrict the availability of equitable remedies, and (c) to the extent that the enforceability of the indemnification provisions in the Investor Rights Agreement may be limited by applicable laws.

3.5 Financial Statements. The Company has made available to Investor its unaudited balance sheet as at December 31, 2005 and unaudited statement of income and cash flows for the twelve (12) months ending December 31, 2005 (collectively, the “Financial Statements”). The Financial Statements present fairly the financial condition and position of the Company as of December 31, 2005.

3.6 Liabilities. The Company has no material liabilities and, to the best of its knowledge no material contingent liabilities, not disclosed in the Financial Statements, except current liabilities incurred in the ordinary course of business which have not been, either in any individual case or in the aggregate, materially adverse.

3.7 Changes. Since December 31, 2005, there has not been to the Company’s knowledge:

(a) Any change in the assets, liabilities, financial condition, prospects or operations of the Company from that reflected in the Financial Statements, other than changes in the ordinary course of business, none of which individually or in the aggregate has had a material adverse effect on such assets, liabilities, financial condition, prospects or operations of the Company;

(b) Any resignation or termination of any officer, key employee or group of employees of the Company;

3

(c) Any material change, except in the ordinary course of business, in the contingent obligations of the Company by way of guaranty, endorsement, indemnity, warranty or otherwise;

(d) Any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the properties, business or prospects or financial condition of the Company;

(e) Any waiver by the Company of a valuable right or of a material debt owed to it;

(f) Any material change in any compensation arrangement or agreement with any employee, officer, director or stockholder;

(g) Any sale, assignment, or exclusive license or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets;

(h) Any change in any material agreement to which the Company is a party or by which it is bound which materially and adversely affects the business, assets, liabilities, financial condition, operations or prospects of the Company;

(i) Any other event or condition of any character that, either individually or cumulatively, has materially and adversely affected the business, assets, liabilities, financial condition, prospects or operations of the Company; or

(j) Any arrangement or commitment by the Company to do any of the acts described in subsection (a) through (i) above.

3.8 Title to Properties and Assets; Liens, Etc. The Company has good and marketable title to its properties and assets, including the properties and assets reflected in the most recent balance sheet included in the Financial Statements, and good title to its leasehold estates, in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than (a) those resulting from taxes which have not yet become delinquent, (b) minor liens and encumbrances which do not materially detract from the value of the property subject thereto or materially impair the operations of the Company, and (c) those that have otherwise arisen in the ordinary course of business. All facilities, machinery, equipment, fixtures, vehicles and other properties owned, leased or used by the Company are in good operating condition and repair and are reasonably fit and usable for the purposes for which they are being used.

3.9 Intellectual Property.

(a) To the Company’s knowledge, the Company owns or possesses sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes necessary for its business as now conducted and as presently proposed to be conducted, and to the Company’s knowledge, without any infringement of the rights of others. There are no outstanding options, licenses or agreements of any kind relating to the foregoing proprietary rights, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents,

4

trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes of any other person or entity other than such licenses or agreements arising from the purchase of “off the shelf” or standard products.

(b) To the Company’s knowledge, no product or service marketed or sold (or proposed to be marketed or sold) by the Company violates or will violate any license or infringe any patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity. The Company has not received any communications alleging that the Company has violated or, by conducting its business as presently proposed to be conducted, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity.

(c) The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with their duties to the Company or that would conflict with the Company’s business as proposed to be conducted. Each former and current employee, officer and consultant of the Company has executed a proprietary information and inventions agreement. No former and current employee, officer or consultant of the Company has excluded works or inventions made prior to his or her employment with the Company from his or her assignment of inventions pursuant to such employee, officer or consultant’s proprietary information and inventions agreement. The Company does not believe it is or will be necessary to utilize any inventions, trade secrets or proprietary information of any of its employees made prior to their employment by the Company, except for inventions, trade secrets or proprietary information that have been assigned to the Company.

3.10 Compliance with Other Instruments. The Company is not in violation or default of any term of its Amended and Restated Certificate of Incorporation or its Amended and Restated Bylaws, each as amended, or of any provision of any mortgage, indenture, contract, lease, agreement, instrument or contract to which it is party or by which it is bound or of any judgment, decree, order or writ (other than any such violation that would not have a material adverse effect on the Company). The execution, delivery, and performance of and compliance with this Agreement, the Amendment and the other Equity Agreements, and the issuance and sale of the Shares pursuant hereto, will not, with or without the passage of time or giving of notice, result in any such material violation, or be in conflict with or constitute a material default under any such term or provision, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company or the suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties. To the Company’s knowledge, the Company has avoided every condition, and has not performed any act, the occurrence of which would result in the Company’s loss of any right granted under any license, distribution agreement or other agreement required to be disclosed on the Schedule of Exceptions.

3.11 Litigation. There is no action, suit, proceeding or investigation pending or, to the Company’s knowledge, currently threatened against the Company that would result, either individually or in the aggregate, in any material adverse change in the assets, condition,

5

affairs or prospects of the Company, financially or otherwise, or any change in the current equity ownership of the Company or that questions the validity of this Agreement or the other Equity Agreements or the right of the Company to enter into any of such agreements, or to consummate the transactions contemplated hereby or thereby, nor is the Company aware that there is any basis for any of the foregoing. The Company is not a party to, or to the Company’s knowledge subject to, the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or which the Company intends to initiate.

3.12 Tax Returns and Payments. The Company has timely filed all tax returns (federal, state and local) required to be filed by it. All taxes shown to be due and payable on such returns, any assessments imposed, and to the Company’s knowledge all other taxes due and payable by the Company on or before the Effective Date, have been paid or will be paid prior to the time they become delinquent. The Company has not been advised (a) that any of its returns, federal, state or other, have been or are being audited as of the date hereof, or (b) of any deficiency in assessment or proposed judgment to its federal, state or other taxes. The Company has no knowledge of any liability of any tax to be imposed upon its properties or assets as of the date of this Agreement that is not adequately provided for.

3.13 Employees. The Company is not aware that any officer, key employee or group of employees intends to terminate his, her or their employment with the Company, nor does the Company have a present intention to terminate the employment of any officer, key employee or group of employees. There are no actions pending, or to the Company’s knowledge, threatened, by any former or current employee concerning such person’s employment by the Company.

3.14 Registration Rights and Voting Rights. Except as required pursuant to the Investor Rights Agreement, the Company is presently not under any obligation, and has not granted any rights, to register under the Securities Act of 1933, as amended (the “Securities Act”), any of the Company’s outstanding securities or any of its securities that may hereafter be issued. To the Company’s knowledge, except as contemplated in the Voting Agreement, no stockholder of the Company has entered into any agreement with respect to the voting of equity securities of the Company.

3.15 Compliance with Laws; Permits. To its knowledge, the Company is not in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties, which violation would materially and adversely affect the business, assets, liabilities, financial condition, operations or prospects of the Company. No governmental orders, permissions, consents, approvals or authorizations are required to be obtained and no registrations or declarations are required to be filed in connection with the execution and delivery of this Agreement or the issuance of the Shares, except such as have been duly and validly obtained or filed, or with respect to any filings that must be made after the Effective Date, as will be filed in a timely manner. The Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect the business, assets, properties, prospects or financial condition of the Company and believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted.

6

3.16 Full Disclosure. The Company has provided Investor with all information requested by the Investor in connection with their decision to acquire the Shares. To the Company’s knowledge, neither this Agreement, the Amendment, the other Equity Agreements nor any other document delivered by the Company to Investor or their attorneys or agents in connection herewith or therewith or with the transactions contemplated hereby or thereby, contain any untrue statement of a material fact nor, to the Company’s knowledge, omit to state a material fact necessary in order to make the statements contained herein or therein not misleading. Notwithstanding the foregoing, the documents provided to the Investor describing the Company’s business were prepared by the management of the Company in a good faith effort to describe the Company’s proposed business and products and the markets therefore. The assumptions applied in preparing these documents appeared reasonable to management as of the date thereof; however, there is no assurance that these assumptions will prove to be valid or that the objectives set forth in these documents will be achieved.

3.17 Insurance. The Company has or will obtain promptly following the Effective Date general commercial, product liability, fire and casualty insurance policies with coverage customary for companies similarly situated to the Company.

3.18 Executive Officers. To the Company’s knowledge, no executive officer or person nominated to become an executive officer of the Company (a) has been convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding minor traffic violations) or (b) is or has been subject to any judgment or order of, the subject of any pending civil or administrative action by the Securities and Exchange Commission or any self-regulatory organization.

4. Representations and Warranties of Investor. Investor hereby represents and warrants to the Company as follows:

4.1 Requisite Power and Authority. Investor has all necessary power and authority to execute and deliver this Agreement, the Amendment and the other Equity Agreements and to carry out their provisions. All action on Investor’s part required for the lawful execution and delivery of this Agreement, the Amendment and the other Equity Agreements has been taken. Upon their execution and delivery, this Agreement, the Amendment and the other Equity Agreements will be valid and binding obligations of Investor, enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights, (b) as limited by general principles of equity that restrict the availability of equitable remedies, and (c) to the extent that the enforceability of the indemnification provisions of the Investor Rights Agreement may be limited by applicable laws.

4.2 Investment Representations. Investor understands that the Shares have not been registered under the Securities Act. Investor also understands that the Shares are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon Investor’s representations contained in the Agreement.

7

4.3 Investor Bears Economic Risk. Investor is capable of evaluating the merits and risks of its investment in the Company. Investor must bear the economic risk of this investment indefinitely unless the Shares are registered pursuant to the Securities Act, or an exemption from registration is available. Investor understands that the Company has no present intention of registering the Shares or any shares of its Common Stock. Investor also understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow Investor to transfer all or any portion of the Shares under the circumstances, in the amounts or at the times Investor might propose.

4.4 Acquisition for Own Account. Investor is acquiring the Shares for Investor’s own account for investment only, and not with a view towards their distribution.

4.5 Investor Can Protect Its Interest. Investor represents that by reason of its, or of its management’s, business or financial experience, Investor has the capacity to protect its own interests in connection with the transactions contemplated in this Agreement. Investor has such knowledge and experience in financial and business matters that the Investor is capable of evaluating the merits and risks of an investment in the Company’s Common Stock. Investor is able to bear the economic risk of the investment and has the ability to hold the Shares indefinitely and the ability to suffer a complete loss of his investment. Investor understands that an investment in the Company is speculative and earnings therefrom are uncertain.

4.6 Company Information. Investor has received and read the Financial Statements and other documents provided by Company concerning its business, and has had an opportunity to discuss the Company’s business, management and financial affairs with directors, officers and management of the Company and has had the opportunity to review the Company’s operations and facilities. Investor has also had the opportunity to ask questions of and receive answers from, the Company and its management regarding the terms and conditions of this investment. Investor has received sufficient information to enable Investor to evaluate the merits and risks of its investment.

4.7 Rule 144. Investor acknowledges and agrees that the Shares are “restricted securities” as defined in Rule 144 promulgated under the Securities Act as in effect from time to time and must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Investor has been advised or is aware of the provisions of Rule 144, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things: the availability of certain current public information about the Company, the resale occurring following the required holding period under Rule 144 and the number of shares being sold during any three (3) month period not exceeding specified limitations.

4.8 Residence. The office or offices of Investor in which its investment decision was made is located at the address of Investor set forth on the signature page attached hereto.

8

4.9 Transfer Restrictions. Investor acknowledges and agrees that the Shares are subject to restrictions on transfer as set forth in the Investor Rights Agreement, the Right of First Refusal and Co-Sale Agreement and the Company’s Amended and Restated Bylaws. The Investor also understands and agrees that legends will be placed on the certificates representing the Shares referring to the above transfer restrictions and that, as a further condition to any such disposition, the Company may require that the proposed transferee furnish the Company with written representations substantially the same as those made by the Investor in this Agreement.

4.10 Familiarity with Investment. The Investor is familiar with the type of investment that the Shares constitutes and has had the opportunity to review the purchase of the Shares subscribed for with its tax and legal counsel and its investment representatives to the extent deemed advisable. The Investor acknowledges that the nature of the Shares and the amount of its purchase are consistent with its overall investment program and financial position.

5. Miscellaneous. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to conflict of law principles thereof. This Agreement, together with the Amendment and the other Equity Agreements and the Exhibits hereto and thereto, contains the entire agreement among the parties with respect to the subject matter hereof and shall be binding upon their respective successors and assigns. This Agreement may be modified only in writing by the parties. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument, and signatures hereto delivered via facsimile shall be deemed effective for purposes of execution hereof.

* * * * *

9

IN WITNESS WHEREOF, the parties have executed this Subscription Agreement as of the date first above written.

Investor:		Accepted by:

CPEC, LLC, a Delaware limited liability company		ARCA DISCOVERY, INC., a Delaware corporation

By:
Signature		Michael Bristow, President and Chief Executive Officer

Title:	President
Address:	33 Hayden Avenue, Lexington MA 02421

10

SCHEDULE OF EXCEPTIONS

TO

SUBCRIPTION AGREEMENT

This Schedule of Exceptions is being provided in connection with the Subscription Agreement dated February 22, 2006 (the “Agreement”) between ARCA Discovery, Inc., a Delaware corporation (the “Company”), and CPEC, LLC, a Delaware limited liability company. The information contained in this Schedule of Exceptions is as of the date of the Agreement unless otherwise specified. Nothing in this Schedule of Exceptions is intended nor shall be construed to expand the scope of any of the Company’s representations or warranties contained in the Agreement. To the extent any of the representations and warranties of the Company in the Agreement requires the disclosure of matters that are substantially duplicative of matters required to be disclosed by the Company pursuant to another representation or warranty in the Agreement, disclosure on one schedule hereto shall be deemed to constitute disclosure on the other schedule that corresponds to the other representation or warranty where such disclosure would be appropriate and reasonably apparent. The information about contracts or agreements listed on this Schedule of Exceptions is for identification purposes and is not intended to summarize the terms of such contracts or agreements. Reference should be made to the contracts or agreements themselves for a complete description of their terms. Capitalized terms used in this Schedule of Exceptions but not defined herein have the meanings given to such terms in the Agreement. Headings and captions in this Schedule of Exceptions are for convenience of reference only and in no way modify, affect, or are to be considered in construing or interpreting any information provided herein.

Section 3.2

Subsidiaries

On September 24, 2004, ARCA Discovery, Inc., a Colorado corporation, merged with and into the Company.

2

Section 3.3

Capitalization; Voting Rights

(c)

(i)	The Company has issued 41,813 shares of Common Stock to University License Equity Holdings, Inc. (“ULEHI”) pursuant to the terms of the Subscription Agreement between the Company and ULEHI dated October 14, 2005 (the “ULEHI Agreement”), and the Exclusive License Agreement between the Company and the Regents of the University of Colorado dated October 14, 2005 (the “CU License Agreement”). The Company is obligated to issue ULEHI an additional 6,092 shares of Common Stock upon the closing under the Agreement and additional shares of Common Stock upon the closing of the Company’s sale of Series A Preferred Stock financing pursuant to the anti-dilution provision in the ULEHI Agreement. ULEHI also has a right of first refusal to participate in certain offerings of equity securities by the Company pursuant to the ULEHI Agreement.

(ii)	The Company has issued 614,834 shares of Common Stock to Myogen, Inc. pursuant to the terms of the Strategic Alliance Agreement (the “Myogen Agreement”) dated October 7, 2005, and the Subscription Agreement between the Company and Myogen, Inc. dated February 21, 2006.

(iii)	The Company has issued Convertible Promissory Notes, each dated October 17, 2005, to Boulder Ventures IV, L.P. and Boulder Ventures IV (Annex), L.P. in the aggregate principal amount of $500,000 (collectively, the “BV Notes”). The Company anticipates that the BV Notes including interest through February 15, 2006 will be converted into an aggregate of 312,504 shares of Preferred Stock at the first closing of the Company’s Series A Preferred Stock financing (the “Initial Closing”); the remaining interest will be paid off in connection with the Initial Closing.

(iv)	On November 2, 2005, the Company issued a Convertible Promissory Note to an entity owned and controlled by John Zabriskie, Ph.D., a member of the Company’s board of directors, in the aggregate principal amount of $250,000 (the “Zabriskie Note”). The Company anticipates that of the balances due under the Zabriskie Note, $83,333.33 will be paid off after the Initial Closing, with the remaining balance including interest through February 15, 2006 converted into 104,680 shares of Preferred Stock at the Initial Closing; the remaining interest will be paid off in connection with the Initial Closing.

(v)	On September 30, 2004, the Company issued a Convertible Promissory Note to Ellen Sappington, in the principal amount of $5,000 (the “Sappington Note”). The Company anticipates that the Sappington Note, plus interest through February 15, 2006 will be converted into 3,376 shares of Preferred Stock at the Initial Closing; the remaining interest will be paid off in connection with the Initial Closing.

3

(vi)	The Amended and Restated Shareholders Agreement dated September 30, 2004 among the Company and certain stockholders of the Company (the “Shareholders Agreement”) contains certain voting covenants in connection with a change of control of the Company.

4

Section 3.5

Financial Statements

Attached are the Financial Statements, including accounts payable detail and accrual liability detail, as of December 31, 2005.

5

Section 3.9

Intellectual Property

The Company licenses intellectual property rights, including patented intellectual property rights, under the terms of the following agreements:

a.	CU License Agreement

b.	Myogen Agreement

c.	The License and Sublicense Agreement effective as of October 28, 2003 by and between CPEC, LLC and the Company. (the “CPEC Agreement”)

d.	The License Agreement dated December 6, 1991, as amended on February 17, 1994, November 18, 1994 and July 1, 1995, between Bristol-Myers-Squibb Company (“BMS”) and CPEC LLC, under which the Company is the exclusive sublicense (the “BMS Agreement”)

The Company has agreed to license certain intellectual property rights to Myogen under the terms of the Myogen Agreement.

6

Section 3.12

Tax Returns and Payments

(i)	The Company filed its federal and state tax returns for 2003 and 2004 after expiration of the extension filing due date. The Company had no taxable income in 2003 and 2004 and no income taxes were due for 2003 and 2004, however, the Company may be subject to penalties for the late filing of its 2003 and 2004 returns. The Company has not yet filed its state and federal tax returns for 2005.

7

Section 3.14

Registration Rights and Voting Rights

(i)	Under the terms of the Myogen Agreement, the Company has agreed to grant Myogen registration rights consistent with those granted to the purchasers in the Company’s Series A Preferred Stock financing.

(ii)	The Shareholders Agreement contains certain voting covenants in connection with a change of control of the Company.

8

Exhibit B

Voting Agreement

EXECUTION VERSION

ARCA DISCOVERY, INC.

VOTING AGREEMENT

THIS VOTING AGREEMENT (the “Agreement”) is made and entered into as of this 22nd day of February, 2006, by and among ARCA Discovery, Inc., a Delaware corporation (the “Company”), those certain Key Holders of the Company’s Common Stock listed on Exhibit A hereto (the “Key Holders”) and the persons and entities listed on Exhibit B hereto (the “Investors”).

WITNESSETH

Whereas, the Key Holders are the beneficial owners of an aggregate of three million one hundred seventy thousand six hundred forty-two (3,170,642) shares of the Common Stock of the Company; and

WHEREAS, the Investors are purchasing shares of the Company’s Series A Preferred Stock (the “Preferred Stock”), pursuant to that certain Series A Preferred Stock Purchase Agreement (the “Purchase Agreement”) of even date herewith (the “Financing”); and

WHEREAS, the obligations in the Purchase Agreement are conditioned upon the execution and delivery of this Agreement; and

WHEREAS, in connection with the consummation of the Financing, the Company, the Key Holders and the Investors have agreed to provide for the future voting of their shares of the Company’s capital stock as set forth below.

NOW, THEREFORE, in consideration of these premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

1. VOTING.

1.1 Key Holder Shares; Investor Shares.

(a) The Key Holders each agree to hold all shares of voting capital stock of the Company registered in their respective names or beneficially owned by them as of the date hereof and any and all other securities of the Company legally or beneficially acquired by each of the Key Holders after the date hereof (hereinafter collectively referred to as the “Key Holder Shares”) subject to, and to vote the Key Holder Shares in accordance with, the provisions of this Agreement.

(b) The Investors each agree to hold all shares of voting capital stock of the Company (including but not limited to all shares of Common Stock issued or issuable upon conversion of the Preferred Stock) registered in their respective names or beneficially owned by them as of the date hereof and any and all other securities of the Company legally or beneficially acquired by each of the Investors after the date hereof (hereinafter collectively referred to as the “Investor Shares”) subject to, and to vote the Investor Shares in accordance with, the provisions of this Agreement.

1.

1.2 Election of Directors. On all matters relating to the election and removal of directors of the Company, the Key Holders and the Investors agree to vote all Key Holder Shares and Investor Shares held by them (or to consent pursuant to an action by written consent) so as to elect members of the Company’s Board of Directors as follows:

(a) For so long as at least twenty percent (20%) of the originally issued shares of Preferred Stock remain outstanding, at each election of or action by written consent to elect directors in which the holders of Preferred Stock, voting as a separate class, are entitled to elect directors of the Company, the Investors shall vote all of their respective Investor Shares so as to elect: (i) one (1) individual designated by Atlas Venture Fund VII, L.P., so long as it holds shares of Preferred Stock, which individual shall initially be Jean-Francois Formela and (ii) one (1) individual designated by Boulder Ventures IV, L.P. and Boulder Ventures IV (Annex), L.P., so long as either entity holds shares of Preferred Stock, which individual shall initially be Kyle Lefkoff. Any vote taken to remove any director elected pursuant to this Section 1.2(a), or to fill any vacancy created by the resignation, removal or death of a director elected pursuant to this Section 1.2(a), shall also be subject to the provisions of this Section 1.2(a). Upon the request of any party entitled to designate a director as provided in this Section 1.2(a), each Investor agrees to vote its Investor Shares for the removal of such director.

(b) At each election of or action by written consent to elect directors in which the holders of Common Stock, voting as a separate class, are entitled to elect directors of the Company, the Key Holders shall vote all of their respective Key Holder Shares so as to elect one (1) individual designated by the holders of a majority of the Key Holder Shares, which individual shall initially be Dr. Michael Bristow. Any vote taken to remove any director elected pursuant to this Section 1.2(b), or to fill any vacancy created by the resignation, removal or death of a director elected pursuant to this Section 1.2(b), shall also be subject to the provisions of this Section 1.2(b).

(c) At each election of or action by written consent to elect directors in which the holders of Common Stock and holders of Preferred Stock, voting together as a single class, are entitled to elect directors of the Company, the Key Holders and Investors shall vote all of their respective Key Holder Shares and Investor Shares so as to elect two (2) independent individuals who shall not be affiliated with the Company or any Investor and who shall be designated by the holders of a majority of the Key Holder Shares and the holders of a majority of the Investor Shares (voting together as a single class on an as-converted basis). Such individuals shall initially be Dr. Frank Bullock and Dr. John Zabriske. Any vote taken to remove any director elected pursuant to this Section 1.2(c), or to fill any vacancy created by the resignation, removal or death of a director elected pursuant to this Section 1.2(c), shall also be subject to the provisions of this Section 1.2(c).

2.

1.3 Board Observer Rights.

(a) Rights of Board Observers. Pequot Scout Fund, L.P. and Pequot Mariner Master Fund, L.P. (“Pequot”) shall be entitled to designate one (1) representative to attend all meetings (including telephonic meetings) of the Board of Directors of the Company and any committee thereof. The Company shall give Pequot written notice of each meeting of the Board of Directors and any committee thereof at the same time and in the same manner as notice is given to the directors of the Company. Pequot shall also be provided with all written materials and other information (including minutes of meetings) given to directors of the Company in connection with such meetings at the same time as such materials and information are given to the directors of the Company. In the event that the Board of Directors or any committee thereof proposes to take any action by written consent in lieu of a meeting, the Company shall give written notice thereof to Pequot promptly following the effective date of such consent describing the nature and substance of such action.

(b) Limitations of Board Observer Rights. Notwithstanding anything to the contrary set fort herein, the Company shall be entitled to exclude Pequot’s representative from all or any portion of any meetings of the Board of Directors or any committee thereof, or to withhold from Pequot any notices, minutes, consents or other material (“Materials”) provided to the directors of the Company, if the Board of Directors reasonably concludes, based upon advice of legal counsel, that such exclusion or withholding is reasonably necessary to preserve and attorney-client privilege of the Company. In addition, to the extent that portions of the meeting or the Materials include any competitively sensitive information (the “Information”), then to the extent (in the reasonable judgment of the Board of Directors) that the Company would be adversely affected by allowing Pequot to receive the Information or by allowing Pequot’s representative to be present at the meeting while the Information is being discussed, the Board of Directors shall be authorized to redact the Materials or exclude Pequot’s representative from the meeting to the extent necessary to protect the Information. The Board of Directors may require Pequot and/or its representative to sign a non-disclosure agreement as a condition to Pequot’s representative being allowed to attend a meeting or receive Materials. The rights pursuant to this Section 1.3 shall terminate at such time as Pequot no longer holds shares of capital stock of the Company.

1.4 No Liability for Election of Recommended Director. None of the parties hereto and no officer, director, stockholder, partner, employee or agent of any party makes any representation or warranty as to the fitness or competence of the nominee of any party hereunder to serve on the Board of Directors by virtue of such party’s execution of this Agreement or by the act of such party in voting for such nominee pursuant to this Agreement.

1.5 Legend.

(a) Concurrently with the execution of this Agreement, there shall be imprinted or otherwise placed, on certificates representing the Investor Shares the following restrictive legend (the “Legend”):

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF A VOTING AGREEMENT WHICH PLACES CERTAIN RESTRICTIONS ON THE VOTING OF THE SHARES REPRESENTED HEREBY. ANY PERSON ACCEPTING ANY INTEREST IN SUCH SHARES SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY

3.

ALL THE PROVISIONS OF SUCH AGREEMENT. A COPY OF SUCH VOTING AGREEMENT WILL BE FURNISHED TO THE RECORD HOLDER OF THIS CERTIFICATE WITHOUT CHARGE UPON WRITTEN REQUEST TO THE COMPANY AT ITS PRINCIPAL PLACE OF BUSINESS.”

Within thirty (30) days of the execution of this Agreement, the Legend shall be imprinted or otherwise placed, on certificates representing the Key Holder Shares.

(b) The Company agrees that, during the term of this Agreement, it will not remove, and will not permit to be removed (upon registration of transfer, reissuance of otherwise), the Legend from any such certificate and will place or cause to be placed the Legend on any new certificate issued to represent Key Holder Shares or Investor Shares theretofore represented by a certificate carrying the Legend. If at any time or from time to time any Key Holder or Investor holds any certificate representing shares of the Company’s capital stock not bearing the aforementioned legend, such Key Holder or Investor agrees to deliver such certificate to the Company promptly to have such legend placed on such certificate.

1.6 Successors. The provisions of this Agreement shall be binding upon the successors in interest to any of the Key Holder Shares or Investor Shares. The Company shall not permit the transfer of any of the Key Holder Shares or Investor Shares on its books or issue a new certificate representing any of the Key Holder Shares or Investor Shares unless and until the person to whom such security is to be transferred shall have executed a written agreement, substantially in the form of this Agreement, pursuant to which such person becomes a party to this Agreement and agrees to be bound by all the provisions hereof as if such person were a Key Holder or Investor, as applicable.

1.7 Other Rights. Except as provided by this Agreement or any other agreement entered into in connection with the Financing, each Key Holder and Investor shall exercise the full rights of a holder of capital stock of the Company with respect to the Key Holder Shares and the Investor Shares, respectively.

1.8 Drag-Along Rights.

(a) In the event that holders of at least seventy-five percent (75%) of the Investor Shares and a majority of the members of the Board of Directors of the Company (the “Requisite Individuals”) approve a sale of the Company or all or substantially all of the Company’s assets whether by means of a merger, consolidation or sale of stock or assets, or otherwise (each, an “Approved Sale”), then (i) if the Approved Sale is structured as a merger or consolidation of the Company, or a sale of all or substantially all of the Company’s assets, each Key Holder, each holder of greater than one percent (1%) of the Company’s Common Stock (on an as-converted basis) (each, a “Major Common Holder”) and each Investor agrees to be present, in person or by proxy, at all meetings for the vote thereon, to vote all shares of capital stock held by such person for and raise no objections to such Approved Sale, and waive and refrain from exercising any dissenters rights, appraisal rights or similar rights in connection with such merger, consolidation or asset sale, or (ii) if the Approved Sale is structured as a sale of the stock of the Company, the Key Holders, the Major Common Holders and Investors shall each agree to sell their Key Holder Shares, shares of Common Stock and Investor Shares on the terms and

4.

conditions approved by the Requisite Individuals, provided in each case that such terms and conditions do not provide that any such Key Holder, Major Common Holder or Investor would receive as a result of such Approved Sale less than the amount that would be distributed to such Key Holder, Major Common Holder or Investor in the event the proceeds of such Approved Sale were distributed in accordance with the liquidation preferences set forth in Company’s Amended and Restated Certificate of Incorporation (as the same is amended, restated or otherwise modified after the date hereof). The Key Holders, Major Common Holders and the Investors shall each take all necessary, reasonable and customary actions approved by the Requisite Individuals in connection with the consummation of the Approved Sale, including the execution of such agreements and such instruments and other actions reasonably necessary to (i) provide the representations, warranties, indemnities, covenants, conditions, non-compete agreements, escrow agreements and other provisions and agreements relating to such Approved Sale and (ii) effectuate the allocation and distribution of the aggregate consideration upon the Approved Sale provided, however, that no Investor, Major Common Holder or Key Holder shall be required to make any covenant which restricts its ability to invest in or conduct a competing business anywhere in the world, and provided further that the maximum required indemnification or contribution obligations of any Investor, Major Common Holder or Key Holder under such provisions shall be limited to the amount of such Investor’s, Major Common Holder’s or Key Holder’s proceeds (whether cash or otherwise) from the Approved Sale.

(b) The Company shall require each current and future holder of greater than one percent (1%) of the shares of the Company’s Common Stock (assuming conversion of any preferred stock held by such holder and any other persons and the exercise of all options, warrants and other rights to purchase shares of the Company’s Common Stock or preferred stock), at any time following the date hereof, as a condition to the receipt of such shares of such Common Stock, to become a party to, and to be deemed a “Major Common Holder” under the terms of Section 1.8(a) above (the “Drag-Along Rights”). The Investors are intended third-party beneficiaries of any such contract or agreement and shall have the right to cause the Company to enforce its rights under any contract or agreement with any third party with respect to the Drag-Along Rights, as a condition to the receipt of shares of capital stock of the Company.

1.9 Irrevocable Proxy. To secure the Key Holder’s and the Investor’s obligations to vote the Key Holder Shares and the Investor Shares in accordance with this Agreement, each Key Holder and each Investor hereby appoints the Chairman of the Board of Directors and the Chief Executive Officer of the Company, or either of them from time to time, or their designees, as such Key Holder’s or Investor’s true and lawful proxy and attorney, with the power to act alone and with full power of substitution, to vote all of such Key Holder Shares or such Investor Shares as set forth in this Agreement and to execute all appropriate instruments consistent with this Agreement on behalf of such Key Holder or Investor if, and only if, such Key Holder or Investor fails to vote all of such Key Holder Shares or such Investor Shares or execute such other instruments in accordance with the provisions of this Agreement within five (5) days of the Company’s or any other party’s written request for such Key Holder’s or Investor’s written consent or signature. The proxy and power granted by each Key Holder and Investor pursuant to this Section 1.9 are coupled with an interest and are given to secure the performance of such party’s duties under this Agreement. Each such proxy and power will be irrevocable for the term hereof. The proxy and power, so long as any party hereto is an individual, will survive the death, incompetency and disability of such party or any other individual holder of the Investor Shares or Key Holder Shares and, so long as any party hereto is an entity, will survive the merger or reorganization of such party or any other entity holding any Investor Shares or Key Holder Shares.

5.

1.10 Future Issuance. The Company hereby covenants and agrees that as a condition to the future issuance, sale or transfer of any shares of the Company’s Common Stock (including shares of Common Stock or options, warrants or other convertible securities issued by the Company to employees, officers or directors of, or consultants or advisors to the Company or any subsidiary) which might result in any holder holding one percent (1%) or greater of the shares of the Company’s Common Stock immediately following such issuance, such holder shall become a party to this Agreement or agree to be bound by the provisions of this Agreement.

2. TERMINATION.

2.1 This Agreement shall continue in full force and effect from the date hereof through the earliest of the following dates, on which date it shall terminate in its entirety:

(a) the date of the closing of a firmly underwritten public offering of the Common Stock pursuant to a registration statement filed with the Securities and Exchange Commission, and declared effective under the Securities Act of 1933, as amended, that results in the Series A Preferred Stock being converted into Common Stock;

(b) the date of the closing of an Acquisition, as defined in the Company’s Amended and Restated Certificate of Incorporation (as the same is amended, restated or otherwise modified after the date hereof); or

(c) the date as of which the parties hereto terminate this Agreement by written consent of (i) the Company, (ii) the holders of seventy-five percent (75%) of the Investor Shares, and (iii) the holders of a majority of the Key Holder Shares.

3. MISCELLANEOUS.

3.1 Ownership. Each Key Holder represents and warrants to the Investors and the Company that (a) such Key Holder now owns the Key Holder Shares listed on Exhibit A hereto and has not, prior to or on the date of this Agreement, executed or delivered any proxy or entered into any other voting agreement or similar arrangement other than one which has expired or terminated prior to the date hereof, and (b) such Key Holder has full power and capacity to execute, deliver and perform this Agreement, which has been duly executed and delivered by, and evidences the valid and binding obligation of, such Key Holder enforceable in accordance with its terms.

3.2 Further Action. If and whenever any Key Holder Shares or Investor Shares are sold, the Key Holders, the Investor or the personal representative of the Key Holder or Investor shall do all things and execute and deliver all documents and make all transfers, and cause any transferee of the Key Holder Shares or Investor Shares to do all things and execute and deliver all documents, as may be necessary to consummate such sale consistent with this Agreement.

6.

3.3 Specific Performance. The parties hereto hereby declare that it is impossible to measure in money the damages which will accrue to a party hereto or to their heirs, personal representatives, or assigns by reason of a failure to perform any of the obligations under this Agreement and agree that the terms of this Agreement shall be specifically enforceable. If any party hereto or his heirs, personal representatives, or assigns institutes any action or proceeding to specifically enforce the provisions hereof, any person against whom such action or proceeding is brought hereby waives the claim or defense therein that such party or such personal representative has an adequate remedy at law, and such person shall not offer in any such action or proceeding the claim or defense that such remedy at law exists.

3.4 Governing Law. This Agreement shall be governed by and construed under the laws of the State of Delaware as such laws are applied to agreements among Delaware residents entered into and performed entirely within the State of Delaware, without reference to the conflict of laws provisions thereof. The parties agree that any action brought by any party under or in relation to this Agreement, including without limitation to interpret or enforce any provision of this Agreement, shall be brought in, and each party agrees to and does hereby submit to the jurisdiction and venue of, any state or federal court located in the County of Denver, Colorado.

3.5 Amendment or Waiver. This Agreement may be amended or modified (or provisions of this Agreement waived) only upon the written consent of (a) the Company, (b) the holders of seventy-five percent (75%) of the Investor Shares and (c) the holders of a majority of the Key Holder Shares. Any amendment or waiver so effected shall be binding upon the Company, each of the parties hereto and any assignee of any such party provided, however, that notwithstanding the foregoing, Section 1.2(a) of this Agreement shall not be amended, waived or terminated pursuant to Section 2.1(c) of this Agreement without the written consent of Atlas Venture Fund VII, L.P. and the written consent of Boulder Venture IV, L.P. and Boulder Ventures IV (Annex), L.P. as stated in Section 1.2(a); and Section 1.2(b) of this Agreement shall not be amended, waived, or terminated pursuant to Section 2.1(c) of this Agreement without the written consent of the holders of a majority of the Key Holder Shares. Notwithstanding the foregoing, Section 1.2 of this Agreement may be amended to add holders of Common Stock or Preferred Stock as “Key Holders” or “Investors” hereunder by an instrument in writing signed by the Company and such holders.

3.6 Severability. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

3.7 Successors and Assigns. The provisions hereof shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors, assigns, heirs, executors and administrators and other legal representatives.

3.8 Additional Shares. In the event that subsequent to the date of this Agreement any shares or other securities are issued on, or in exchange for, any of the Key Holder Shares or Investor Shares by reason of any stock dividend, stock split, combination of shares, reclassification or the like, such shares or securities shall be deemed to be Key Holder Shares or Investor Shares, as the case may be, for purposes of this Agreement.

7.

3.9 Additional Investors. Notwithstanding anything to the contrary contained herein, if the Company shall issue additional shares of its Preferred Stock pursuant to the Purchase Agreement, any purchaser of such shares of Preferred Stock shall become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement and shall be deemed an “Investor” and a party hereunder.

3.10 Counterparts; Facsimile Delivery. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together shall constitute one instrument. This Agreement may be delivered via facsimile.

3.11 Waiver. No waivers of any breach of this Agreement extended by any party hereto to any other party shall be construed as a waiver of any rights or remedies of any other party hereto or with respect to any subsequent breach.

3.12 Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on any party’s part of any breach, default or noncompliance under this Agreement or any waiver on such party’s part of any provisions or conditions of the Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement by law, or otherwise afforded to any party, shall be cumulative and not alternative.

3.13 Attorney’s Fees. In the event that any suit or action is instituted under or in relation to this Agreement, including without limitation to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

3.14 Notices. All notices required in connection with this Agreement shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written notification of receipt. All communications shall be sent to the holder appearing on the books of the Company or at such address as such party may designate by ten (10) days advance written notice to the other parties hereto.

8.

3.15 Entire Agreement. This Agreement and the Exhibits hereto, along with the Purchase Agreement and the other documents delivered pursuant thereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof and no party shall be liable or bound to any other in any manner by any oral or written representations, warranties, covenants and agreements except as specifically set forth herein and therein, provided that the foregoing shall not in any way affect or limit the rights and obligations of CPEC, LLC and the Company under that certain License and Sublicense Agreement between CPEC, LLC and the Company dated October 28, 2003, as amended by the Amendment dated February 22, 2006. Each party expressly represents and warrants that it is not relying on any oral or written representations, warranties, covenants or agreements outside of this Agreement.

[THIS SPACE INTENTIONALLY LEFT BLANK]

9.

IN WITNESS WHEREOF, the parties hereto have executed this VOTING AGREEMENT as of the date first above written.

COMPANY:	INVESTOR(S):

ARCA DISCOVERY, INC.	ATLAS VENTURE FUND VII, L.P.

By:	By:	Atlas Venture Associates VII, L.P.,
Print Name:		its General Partner
Title:
	By:	Atlas Venture Associates VII, Inc.,
its General Partner

Signature:
Print Name:
Title:
(if applicable)

BOULDER VENTURES IV, L.P.

	By:	Boulder Ventures IV, LLC, its General Partner

Signature:
Print Name:
Title:
(if applicable)

BOULDER VENTURES IV (ANNEX), L.P.

	By:	Boulder Ventures IV, LLC, its General Partner

Signature:
Print Name:
Title:
(if applicable)

VOTING AGREEMENT

SIGNATURE PAGE

PEQUOT SCOUT FUND, L.P.

By:	Pequot Capital Management, Inc.,
its Investment Manager

By:
Name:	Daniel Fishbane
Title:	Chief Financial Officer

PEQUOT MARINER MASTER FUND, L.P.

By:	Pequot Capital Management, Inc.,
its Investment Advisor

By:
Name:	Daniel Fishbane
Title:	Chief Financial Officer

THE PEIERLS FOUNDATION, INC.

By:
Print Name:
Title:

E. JEFFREY PEIERLS

BRIAN ELIOT PEIERLS

U.D. ETHEL F. PEIERLS CHARITABLE LEAD TRUST

MICHAEL BRISTOW, M.D.

VOTING AGREEMENT

SIGNATURE PAGE

LANSING BROWN INVESTMENTS, LLC

By:
Print Name:
Title:

FRANCIS J. BULLOCK

KENNETH LAWRENCE WEINER

ELLEN SAPPINGTON

GREGORY A. MARTINEZ

JOSEPH A. LEFKOFF

VOTING AGREEMENT

SIGNATURE PAGE

KEY HOLDERS:

Michael Bristow, M.D.

MYOGEN, INC.

By:
Print Name:
Title:

Christopher Ozeroff

Timothy D. Hoogheem

J. David Port, Ph.D.

UNIVERSITY LICENSE EQUITY HOLDINGS, INC.

By:
Print Name:
Title:

CPEC, LLC

By:
Print Name:
Title:

VOTING AGREEMENT

SIGNATURE PAGE

EXHIBIT A

LIST OF KEY HOLDERS

Key Holder	Number of Shares
Michael Bristow, M.D.	776,580

Myogen, Inc.	614,834

Christopher Ozeroff	107,000

Timothy D. Hoogheem	70,000

J. David Port, Ph.D.	37,000

University License Equity Holdings, Inc.	47,905

Boulder Ventures IV, L.P.	69,386

Boulder Ventures IV (Annex), L.P.	1,047,937

CPEC, LLC	400,000

EXHIBIT B

LIST OF INVESTORS

Atlas Venture Fund VII, L.P.

Boulder Ventures IV, L.P.

Boulder Ventures IV (Annex), L.P.

E. Jeffrey Peierls

Brian Eliot Peierls

U.D. Ethel F. Peierls Charitable Lead Trust

The Peierls Foundation, Inc.

Lansing Brown Investments, LLC

Francis J. Bullock

Kenneth Lawrence Weiner

Ellen Sappington

Pequot Scout Fund, L.P.

Pequot Mariner Master Fund, L.P.

Gregory A. Martinez

Joseph A. Lefkoff

Exhibit C

Investor Rights Agreement

ARCA DISCOVERY, INC.

INVESTOR RIGHTS AGREEMENT

SECTION 1. GENERAL.		1
1.1	Definitions	1
SECTION 2. REGISTRATION; RESTRICTIONS ON TRANSFER		3
2.1	Restrictions on Transfer	3
2.2	Demand Registration	4
2.3	Piggyback Registrations	6
2.4	Form S-3 Registration	7
2.5	Expenses of Registration	8
2.6	Obligations of the Company	8
2.7	Delay of Registration; Furnishing Information	10
2.8	Indemnification	11
2.9	Assignment of Registration Rights	13
2.10	Limitation on Subsequent Registration Rights	13
2.11	“Market Stand-Off” Agreement	14
2.12	Agreement to Furnish Information	14
2.13	Rule 144 Reporting	14
SECTION 3. COVENANTS OF THE COMPANY		15
3.1	Basic Financial Information and Reporting	15
3.2	Inspection Rights	16
3.3	Confidentiality of Records	16
3.4	Reservation of Common Stock	16
3.5	Stock Vesting	16
3.6	Key Man Insurance	16
3.7	Director and Officer Insurance	16
3.8	Proprietary Information and Inventions Agreement	16
3.9	Directors’ Liability and Indemnification	17
3.10	Successor Indemnification	17
3.11	Repurchase of Securities	17
3.12	Termination of Covenants	17
SECTION 4. RIGHTS OF FIRST REFUSAL		17
4.1	Subsequent Offerings	17
4.2	Exercise of Rights	18
4.3	Issuance of Equity Securities to Other Persons	18
4.4	Termination and Waiver of Rights of First Refusal	18
4.5	Assignment of Rights of First Refusal	18
4.6	Excluded Securities	19
SECTION 5. MISCELLANEOUS		20
5.1	Governing Law	20
5.2	Successors and Assigns	20
5.3	Entire Agreement	20
5.4	Severability	20
5.5	Amendment and Waiver	20
5.6	Delays or Omissions	21
5.7	Notices	21
5.8	Attorneys’ Fees	21
5.9	Titles and Subtitles	21

i

5.10	Additional Investors	21
5.11	Counterparts; Facsimile Delivery	21
5.12	Aggregation of Stock	22
5.13	Pronouns	22
5.14	Termination	22

ii

EXECUTION VERSION

ARCA Discovery, Inc.

INVESTOR RIGHTS AGREEMENT

THIS INVESTOR RIGHTS AGREEMENT (the “Agreement”) is entered into as of the 22nd day of February, 2006, by and among ARCA Discovery, Inc. a Delaware corporation (the “Company”), the investors listed on Exhibit A hereto, referred to hereinafter as the “Investors” and each individually as an “Investor.”

RECITALS

WHEREAS, certain Investors are purchasing shares of the Company’s Series A Preferred Stock (the “Series A Stock”) pursuant to that certain Series A Preferred Stock Purchase Agreement (the “Purchase Agreement”) of even date herewith (the “Financing”) and certain Investors are owners of shares of the Company’s Common Stock;

WHEREAS, the obligations in the Purchase Agreement are conditioned upon the execution and delivery of this Agreement; and

WHEREAS, in connection with the consummation of the Financing, the parties desire to enter into this Agreement in order to grant registration, information rights and other rights to the Investors as set forth below.

NOW, THEREFORE, in consideration of these premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. GENERAL.

1.1 Definitions. As used in this Agreement the following terms shall have the following respective meanings:

(a) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(b) “Form S-3” means such form under the Securities Act as in effect on the date hereof or any successor or similar registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

(c) “Holder” means any person owning of record Registrable Securities that have not been sold to the public or any assignee of record of such Registrable Securities in accordance with Section 2.9 hereof.

(d) “Initial Offering” means the Company’s first firm commitment underwritten public offering of its Common Stock registered under the Securities Act.

(e) “Register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

1.

(f) “Registrable Securities” means (i) any Common Stock of the Company issuable or issued upon conversion of the Shares, (ii) any Common Stock of the Company, and (iii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such above-described securities. Notwithstanding the foregoing, Registrable Securities shall not include any securities (A) sold by a person to the public either pursuant to a registration statement or Rule 144, (B) sold in a private transaction in which the transferor’s rights under Section 2 of this Agreement are not assigned or (C) held by a Holder (together with its affiliates) if, as reflected on the Company’s list of stockholders, such Holder (together with its affiliates) holds less than one percent (1%) of the Company’s outstanding Common Stock (treating all shares of Preferred Stock on an as converted basis), the Company has completed its Initial Offering and all shares of Common Stock of the Company issuable or issued upon conversion of the Shares held by and issuable to such Holder (and its affiliates) may be sold pursuant to Rule 144 during any ninety (90) day period.

(g) “Registrable Securities then outstanding” shall be the number of shares of the Company’s Common Stock that are Registrable Securities and either (i) are then issued and outstanding or (ii) are issuable pursuant to then exercisable or convertible securities.

(h) “Registration Expenses” shall mean all expenses incurred by the Company in complying with Sections 2.2, 2.3 and 2.4 hereof, including, without limitation, all registration and filing fees, printing expenses, reasonable fees and disbursements of a single special counsel for the Holders, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

(i) “SEC” or “Commission” means the Securities and Exchange Commission.

(j) “Securities Act” shall mean the Securities Act of 1933, as amended.

(k) “Selling Expenses” shall mean all underwriting discounts and selling commissions applicable to the sale.

(l) “Shares” shall mean the Company’s Series A Stock issued pursuant to the Purchase Agreement held from time to time by the Investors listed on Exhibit A hereto and their permitted assigns.

(m) “Special Registration Statement” shall mean (i) a registration statement relating to any employee benefit plan or (ii) with respect to any corporate reorganization or transaction under Rule 145 of the Securities Act, any registration statements related to the issuance or resale of securities issued in such a transaction or (iii) a registration related to stock issued upon conversion of debt securities.

(n) “Strategic Alliance Agreement” shall mean that certain Strategic Alliance Agreement, dated as of October 7, 2005, by and between Myogen, Inc. and the Company, including all exhibits thereto.

2.

2. REGISTRATION; RESTRICTIONS ON TRANSFER.

2.1 Restrictions on Transfer.

(a) Each Holder agrees not to make any disposition of all or any portion of the Shares or Registrable Securities unless and until:

(i) there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(ii)(A) the transferee has agreed in writing to be bound by the terms of this Agreement, (B) such Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (C) if reasonably requested by the Company, such Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Securities Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144, except in unusual circumstances. After its Initial Offering, the Company will not require any transferee pursuant to Rule 144 to be bound by the terms of this Agreement if the shares so transferred do not remain Registrable Securities hereunder following such transfer.

(b) Notwithstanding the provisions of subsection (a) above, no such restriction shall apply to a transfer by a Holder that is (A) a partnership transferring to its partners or former partners in accordance with partnership interests, (B) a corporation transferring to a wholly-owned subsidiary or a parent corporation that owns all of the capital stock of the Holder, (C) a limited liability company transferring to its members or former members in accordance with their interest in the limited liability company, (D) a venture capital fund now or hereafter existing that is controlled by or under common control with one (1) or more general partners or managing members of, or shares the same management company with any Holder, or (E) an individual transferring to the Holder’s family member or trust for the benefit of an individual Holder; provided that in each case the transferee will agree in writing to be subject to the terms of this Agreement to the same extent as if he were an original Holder hereunder.

(c) Each certificate representing Shares or Registrable Securities shall be stamped or otherwise imprinted with legends substantially similar to the following (in addition to any legend required under applicable state securities laws):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

3.

THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN INVESTOR RIGHTS AGREEMENT BY AND BETWEEN THE STOCKHOLDER AND THE COMPANY. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.

(d) The Company shall be obligated to reissue promptly unlegended certificates at the request of any Holder thereof if the Company has completed its Initial Offering and the Holder shall have obtained an opinion of counsel (which counsel may be counsel to the Company) reasonably acceptable to the Company to the effect that the securities proposed to be disposed of may lawfully be so disposed of without registration, qualification and legend, provided that the second legend listed above shall be removed only at such time as the Holder of such certificate is no longer subject to any restrictions hereunder.

(e) Any legend endorsed on an instrument pursuant to applicable state securities laws and the stop-transfer instructions with respect to such securities shall be removed upon receipt by the Company of an order of the appropriate blue sky authority authorizing such removal.

2.2 Demand Registration.

(a) Subject to the conditions of this Section 2.2, if the Company shall receive a written request from the Holders of at least seventy-five percent (75%) of the Registrable Securities (the “Initiating Holders”) that the Company file a registration statement under the Securities Act covering the registration of at least a majority of the Registrable Securities then outstanding (or a lesser percent if the anticipated aggregate offering price, net of underwriting discounts and commissions, would exceed five million dollars ($5,000,000), then the Company shall, within thirty (30) days of the receipt thereof, give written notice of such request to all Holders, and subject to the limitations of this Section 2.2, effect, as expeditiously as reasonably possible, the registration under the Securities Act of all Registrable Securities that all Holders request to be registered.

(b) If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 2.2 or any request pursuant to Section 2.4 and the Company shall include such information in the written notice referred to in Section 2.2(a) or Section 2.4(a), as applicable. In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Holders of a majority of the Registrable

4.

Securities held by all Initiating Holders (which underwriter or underwriters shall be reasonably acceptable to the Company). Notwithstanding any other provision of this Section 2.2 or Section 2.4, if the underwriter advises the Company that marketing factors require a limitation of the number of securities to be underwritten (including Registrable Securities) then the Company shall so advise all Holders of Registrable Securities that would otherwise be underwritten pursuant hereto, and the number of shares that may be included in the underwriting shall be allocated to the Holders of such Registrable Securities on a pro rata basis based on the number of Registrable Securities held by all such Holders (including the Initiating Holders); provided, however, that the number of Registrable Securities to be included in such underwriting and registration shall not be reduced unless all other securities of the Company are first entirely excluded from the underwriting and registration. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.

(c) The Company shall not be required to effect a registration pursuant to this Section 2.2:

(i) prior to the earlier of (A) the third anniversary of the date of this Agreement or (B) six (6) months following the Initial Offering;

(ii) after the Company has effected two (2) registrations pursuant to this Section 2.2, and such registrations have been declared or ordered effective;

(iii) during the period starting with the date of filing of, and ending on the date one hundred eighty (180) days following the effective date of the registration statement pertaining to a public offering (or such longer period as may be determined pursuant to Section 2.11 hereof) other than pursuant to a Special Registration Statement; provided that the Company makes reasonable good faith efforts to cause such registration statement to become effective;

(iv) if within thirty (30) days of receipt of a written request from Initiating Holders pursuant to Section 2.2(a), the Company gives notice to the Holders of the Company’s intention to file a registration statement for its Initial Offering within ninety (90) days;

(v) if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 2.2 a certificate signed by the Chairman of the Board stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration statement to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders; provided that such right to delay a request shall be exercised by the Company not more than once in any twelve (12) month period;

(vi) if the Initiating Holders propose to dispose of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 2.4 below; or

5.

(vii) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

2.3 Piggyback Registrations. The Company shall notify all Holders of Registrable Securities in writing at least fifteen (15) days prior to the filing of any registration statement under the Securities Act for purposes of a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding Special Registration Statements) and will afford each such Holder an opportunity to include in such registration statement all or part of such Registrable Securities held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by it shall, within fifteen (15) days after the above-described notice from the Company, so notify the Company in writing. Such notice shall state the intended method of disposition of the Registrable Securities by such Holder. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

(a) Underwriting. If the registration statement of which the Company gives notice under this Section 2.3 is for an underwritten offering, the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder to include Registrable Securities in a registration pursuant to this Section 2.3 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this Agreement, if the underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated, first, to the Company; second, to the Holders on a pro rata basis based on the total number of Registrable Securities held by the Holders; and third, to any stockholder of the Company (other than a Holder) on a pro rata basis; provided, however, that no such reduction shall reduce the amount of securities of the selling Holders included in the registration below thirty percent (30%) of the total amount of securities included in such registration, unless such offering is the Initial Offering and such registration does not include shares of any other selling stockholders, in which event any or all of the Registrable Securities of the Holders may be excluded in accordance with the immediately preceding clause. In no event will shares of any other selling stockholder be included in such registration that would reduce the number of shares which may be included by Holders without the written consent of Holders of not less than seventy-five percent (75%) of the Registrable Securities proposed to be sold in the offering. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered at least ten (10) business days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration. For any Holder which is a partnership, limited liability company or corporation, the partners, retired

6.

partners, members, retired members and stockholders of such Holder, or the estates and family members of any such partners, retired partners, members and retired members and any trusts for the benefit of any of the foregoing person shall be deemed to be a single “Holder,” and any pro rata reduction with respect to such “Holder” shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “Holder,” as defined in this sentence.

(b) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.3 whether or not any Holder has elected to include securities in such registration, and shall promptly notify any Holder that has elected to include shares in such registration of such termination or withdrawal. The Registration Expenses of such withdrawn registration shall be borne by the Company in accordance with Section 2.5 hereof.

2.4 Form S-3 Registration. In case the Company shall receive from any Holder or Holders of Registrable Securities a written request or requests that the Company effect a registration on Form S-3 (or any successor to Form S-3) or any similar short-form registration statement and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

(a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders of Registrable Securities; and

(b) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder’s or Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 2.4:

(i) if Form S-3 is not available for such offering by the Holders, or

(ii) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than one million dollars ($1,000,000), or

(iii) if within thirty (30) days of receipt of a written request from any Holder or Holders pursuant to this Section 2.4, the Company gives notice to such Holder or Holders of the Company’s intention to make a public offering within ninety (90) days, other than pursuant to a Special Registration Statement, or

(iv) if the Company shall furnish to the Holders a certificate signed by the Chairman of the Board of Directors of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such Form S-3 registration to be effected at such time, in which event the

7.

Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than one hundred twenty (120) days after receipt of the request of the Holder or Holders under this Section 2.4; provided, that such right to delay a request shall be exercised by the Company not more than once in any twelve (12) month period, or

(v) if the Company has, within the twelve (12) month period preceding the date of such request, already effected two (2) registrations on Form S-3 for the Holders pursuant to this Section 2.4, or

(vi) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

(c) Subject to the foregoing, the Company shall file a Form S-3 registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the requests of the Holders. Registrations effected pursuant to this Section 2.4 shall not be counted as demands for registration or registrations effected pursuant to Section 2.2.

2.5 Expenses of Registration. Except as specifically provided herein, all Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Section 2.2, 2.3 or 2.4 herein shall be borne by the Company. All Selling Expenses incurred in connection with any registrations hereunder, shall be borne by the holders of the securities so registered pro rata on the basis of the number of shares so registered. The Company shall not, however, be required to pay for expenses of any registration proceeding begun pursuant to Section 2.2 or 2.4, the request of which has been subsequently withdrawn by the Initiating Holders unless (a) the withdrawal is based upon material adverse information concerning the Company of which the Initiating Holders were not aware at the time of such request or (b) the Holders of a majority of Registrable Securities agree to deem such registration to have been effected as of the date of such withdrawal for purposes of determining whether the Company shall be obligated pursuant to Section 2.2(c) or 2.4(b)(v), as applicable, to undertake any subsequent registration, in which event such right shall be forfeited by all Holders). If the Holders are required to pay the Registration Expenses, such expenses shall be borne by the holders of securities (including Registrable Securities) requesting such registration in proportion to the number of shares for which registration was requested. If the Company is required to pay the Registration Expenses of a withdrawn offering pursuant to clause (a) above, then such registration shall not be deemed to have been effected for purposes of determining whether the Company shall be obligated pursuant to Section 2.2(c) or 2.4(b)(v), as applicable, to undertake any subsequent registration.

2.6 Obligations of the Company. Whenever required to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use all reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to thirty (30) days or, if

8.

earlier, until the Holder or Holders have completed the distribution related thereto; provided, however, that at any time, upon written notice to the participating Holders and for a period not to exceed sixty (60) days thereafter (the “Suspension Period”), the Company may delay the filing or effectiveness of any registration statement or suspend the use or effectiveness of any registration statement (and the Initiating Holders hereby agree not to offer or sell any Registrable Securities pursuant to such registration statement during the Suspension Period) if the Company reasonably believes that there is or may be in existence material nonpublic information or events involving the Company, the failure of which to be disclosed in the prospectus included in the registration statement could result in a Violation (as defined below). In the event that the Company shall exercise its right to delay or suspend the filing or effectiveness of a registration hereunder, the applicable time period during which the registration statement is to remain effective shall be extended by a period of time equal to the duration of the Suspension Period. The Company may extend the Suspension Period for an additional consecutive sixty (60) days with the consent of the holders of seventy-five percent (75%) of the Registrable Securities registered under the applicable registration statement, which consent shall not be unreasonably withheld. No more than one (1) such Suspension Period shall occur in any twelve (12) month period. If so directed by the Company, all Holders registering shares under such registration statement shall (i) not offer to sell any Registrable Securities pursuant to the registration statement during the period in which the delay or suspension is in effect after receiving notice of such delay or suspension, and (ii) use their best efforts to deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Holders’ possession, of the prospectus relating to such Registrable Securities current at the time of receipt of such notice. Notwithstanding the foregoing, the Company shall not be required to file, cause to become effective or maintain the effectiveness of any registration statement other than a registration statement on Form S-3 that contemplates a distribution of securities on a delayed or continuous basis pursuant to Rule 415 under the Securities Act.

(b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for the period set forth in subsection (a) above.

(c) Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

(d) Use its reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

(e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

9.

(f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing. The Company will amend or supplement such prospectus in order to cause such prospectus not to include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

(g) Use its reasonable efforts to furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and (ii) a letter, dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering addressed to the underwriters.

(h) Use its reasonable efforts to cause all such Registrable Securities covered by such registration statement to be listed on a national securities exchange or trading system and each securities exchange and trading system (if any) on which similar securities issued by the Company are then listed.

(i) Provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and provide a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

(j) Promptly make available for inspection by the selling Holders, any underwriter participating in any disposition pursuant to such registration statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the selling Holders, all financial and other records, pertinent corporate documents, and properties of the Company, and cause the Company’s officers, directors, employees, and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant, or agent in connection with any such registration statement.

2.7 Delay of Registration; Furnishing Information.

(a) No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

(b) It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 2.2, 2.3 or 2.4 that the selling Holders shall furnish to the

10.

Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to effect the registration of their Registrable Securities.

(c) The Company shall have no obligation with respect to any registration requested pursuant to Section 2.2 or Section 2.4 if the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to originally trigger the Company’s obligation to initiate such registration as specified in Section 2.2 or Section 2.4, whichever is applicable.

2.8 Indemnification. In the event any Registrable Securities are included in a registration statement under Sections 2.2, 2.3 or 2.4:

(a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, members, officers and directors of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”) by the Company: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement or incorporated reference therein, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement; and the Company will reimburse each such Holder, partner, member, officer, director, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 2.8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, member, officer, director, underwriter or controlling person of such Holder.

(b) To the extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration qualifications or compliance is being effected, indemnify and hold harmless the Company, each of its directors, its officers and each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration

11.

statement or any of such other Holder’s partners, directors or officers or any person who controls such Holder, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other such Holder, or partner, director, officer or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any of the following statements: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement or incorporated reference therein, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act (collectively, a “Holder Violation”), in each case to the extent (and only to the extent) that such Holder Violation occurs in reliance upon and in conformity with written information furnished by such Holder under an instrument duly executed by such Holder and stated to be specifically for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, or partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Holder Violation; provided, however, that the indemnity agreement contained in this Section 2.8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided further, that in no event shall any indemnity under this Section 2.8 exceed the net proceeds from the offering received by such Holder.

(c) Promptly after receipt by an indemnified party under this Section 2.8 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.8, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses thereof to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.8 to the extent, and only to the extent, prejudicial to its ability to defend such action, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.8.

(d) If the indemnification provided for in this Section 2.8 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying

12.

such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) or Holder Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by a Holder hereunder exceed the net proceeds from the offering received by such Holder.

(e) The obligations of the Company and Holders under this Section 2.8 shall survive completion of any offering of Registrable Securities in a registration statement and, with respect to liability arising from an offering to which this Section 2.8 would apply that is covered by a registration filed before termination of this Agreement, such termination. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

2.9 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 2 may be assigned by a Holder to a transferee or assignee of Registrable Securities (for so long as such shares remain Registrable Securities) that (a) is a subsidiary, parent, general partner, limited partner, retired partner, member or retired member, or stockholder of a Holder that is a corporation, partnership or limited liability company, (b) is a Holder’s family member or trust for the benefit of an individual Holder, (c) acquires at least seventy-five thousand (75,000) Registrable Securities (as adjusted for stock splits and combinations) whether in one (1) or more transactions, or (d) is an entity affiliated by common control (or other related entity) with such Holder provided, however, (i) the transferor shall, within ten (10) days after such transfer, furnish to the Company written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned and (ii) such transferee shall agree to be subject to all restrictions set forth in this Agreement.

2.10 Limitation on Subsequent Registration Rights. Other than as provided in Section 5.10, after the date of this Agreement, the Company shall not enter into any agreement with any holder or prospective holder of any securities of the Company that would grant such holder rights to demand the registration of shares of the Company’s capital stock, or to include such shares in a registration statement that would reduce the number of shares includable by the Holders that are senior to or on parity with those granted to the Holders hereunder without the prior written consent of the Holders of not less than seventy-five percent (75%) of the Registrable Securities.

13.

2.11 “Market Stand-Off” Agreement. Each Holder hereby agrees that such Holder shall not sell, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any Common Stock (or other securities) of the Company held by such Holder as of the effective time of the Initial Offering (other than those included in the registration) for the one hundred eighty (180) day period following the effective date of the Initial Offering (or such longer period, not to exceed eighteen (18) days after the expiration of the one hundred eighty (180) day period, as the underwriters or the Company shall request in order to facilitate compliance with NASD Rule 2711); provided, that, with respect to the above, all officers and directors of the Company and holders of at least one percent (1%) of the Company’s voting securities are bound by and have entered into similar agreements. The obligations described in this Section 2.11 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a transaction on Form S-4 or similar forms that may be promulgated in the future.

2.12 Agreement to Furnish Information. Each Holder agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriter that are consistent with the Holder’s obligations under Section 2.11 or that are necessary to give further effect thereto. In addition, if requested by the Company or the representative of the underwriters of Common Stock (or other securities) of the Company, each Holder shall provide, within ten (10) days of such request, such information as may be required by the Company or such representative in connection with the completion of any public offering of the Company’s securities pursuant to a registration statement filed under the Securities Act. The obligations described in Section 2.11 and this Section 2.12 shall not apply to a Special Registration Statement. The Company may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of said day period. Each Holder agrees that any transferee of any Registrable Securities shall be bound by Sections 2.11 and 2.12. The underwriters of the Company’s stock are intended third party beneficiaries of Sections 2.11 and 2.12 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

2.13 Rule 144 Reporting. With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its best efforts to:

(a) Make and keep public information available, as those terms are understood and defined in SEC Rule 144 or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of the first registration filed by the Company for an offering of its securities to the general public;

(b) File with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act; and

(c) So long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon request: a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 of the Securities Act, and of the Exchange Act (at any time after it has become subject to such reporting requirements); a copy of the most recent annual or quarterly report of the Company filed with the Commission; and such other reports and documents as a Holder may reasonably request in connection with availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

14.

3. COVENANTS OF THE COMPANY.

3.1 Basic Financial Information and Reporting.

(a) The Company will maintain true books and records of account in which full and correct entries will be made of all its business transactions pursuant to a system of accounting established and administered in accordance with generally accepted accounting principles consistently applied (except as noted therein), and will set aside on its books all such proper accruals and reserves as shall be required under generally accepted accounting principles consistently applied.

(b) As soon as practicable after the end of each fiscal year of the Company, and in any event within one hundred eighty (180) days thereafter, the Company will furnish each Investor who holds at least one hundred thousand (100,000) Registrable Securities (as adjusted for stock splits and combinations) (each, a “Major Holder”) a balance sheet of the Company, as at the end of such fiscal year and a statement of income and a statement of cash flows of the Company, for such year, all prepared in accordance with generally accepted accounting principles consistently applied (except as noted therein) and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail. Such financial statements shall be accompanied by a report and opinion thereon by independent public accountants of national standing selected by the Company’s Board of Directors. Notwithstanding the above, (i) the Company will furnish each Investor unaudited financial statements within ninety (90) days after the end of each fiscal year and (ii) the audit report for fiscal year 2005 need not be delivered to each Major Holder until such date as the Company is obligated to furnish the audited financial statements for fiscal year 2006. The first audited financial statements to be delivered by the Company will be for fiscal year 2006, which will include an audited balance sheet from fiscal year 2005.

(c) The Company will furnish each Major Holder, as soon as practicable after the end of the first, second and third quarterly accounting periods in each fiscal year of the Company, and in any event within forty-five (45) days thereafter, a balance sheet of the Company as of the end of each such quarterly period, and a statement of income and a statement of cash flows of the Company for such period and for the current fiscal year to date, prepared in accordance with generally accepted accounting principles consistently applied (except as noted therein), with the exception that no notes need be attached to such statements and year-end audit adjustments may not have been made.

(d) The Company will furnish each Major Holder: (i) at least thirty (30) days prior to the beginning of each fiscal year an annual budget and operating plans for such fiscal year (and as soon as available, any subsequent written revisions thereto); and (ii) as soon as practicable after the end of each month, and in any event within thirty (30) days thereafter, a balance sheet of the Company as of the end of each such month, and a statement of income and a statement of cash flows of the Company for such month and for the current fiscal year to date, including a comparison to plan figures for such period.

15.

3.2 Inspection Rights. Each Major Holder shall have the right to visit and inspect any of the properties of the Company or any of its subsidiaries, and to discuss the affairs, finances and accounts of the Company or any of its subsidiaries with its officers, and to review such information as is reasonably requested all at such reasonable times and as often as may be reasonably requested; provided, however, that the Company shall not be obligated under this Section 3.2 with respect to a competitor of the Company or with respect to information which the Board of Directors determines in good faith is confidential or attorney-client privileged and should not, therefore, be disclosed.

3.3 Confidentiality of Records. Each Investor agrees to use the same degree of care as such Investor uses to protect its own confidential information to keep confidential any information furnished to such Investor pursuant to Sections 3.1 and 3.2 hereof that the Company identifies as being confidential or proprietary (so long as such information is not in the public domain), except that such Investor may disclose such proprietary or confidential information (a) to any partner, subsidiary or parent of such Investor as long as such partner, subsidiary or parent is bound by confidentiality restrictions comparable to this Section 3.3; (b) at such time as it enters the public domain through no fault of such Investor; (c) that is communicated to it free of any obligation of confidentiality; (d) that is developed by Investor or its agents independently of and without reference to any confidential information communicated by the Company; or (e) as required by applicable law or legal process.

3.4 Reservation of Common Stock. The Company will at all times reserve and keep available, solely for issuance and delivery upon the conversion of the Preferred Stock, all Common Stock issuable from time to time upon such conversion.

3.5 Stock Vesting. Unless otherwise approved by the Board of Directors (including the directors elected by the holders of Shares), all stock options and other stock equivalents issued after the date of this Agreement to employees, directors, consultants and other service providers shall be subject to vesting as follows: (a) twenty-five percent (25%) of such stock shall vest at the end of the first year following the earlier of the date of issuance or such person’s services commencement date with the Company, and (b) seventy-five percent (75%) of such stock shall vest over the remaining three (3) years.

3.6 Key Man Insurance. Subject to the approval of the Board of Directors, the Company will use its best efforts to obtain and maintain in full force and effect term life insurance in the amount of one million dollars ($1,000,000) on the life of Dr. Michael Bristow, naming the Company as beneficiary.

3.7 Director and Officer Insurance. The Company will use its best efforts to obtain and maintain in full force and effect director and officer liability insurance in the amount of three million dollars ($3,000,000).

3.8 Proprietary Information and Inventions Agreement. The Company shall require all employees to execute and deliver a Proprietary Information and Inventions Agreement substantially in the forms attached to the Purchase Agreement or as otherwise approved by the Investors.

16.

3.9 Directors’ Liability and Indemnification. The Company’s Amended and Restated Certificate of Incorporation and/or Bylaws shall provide (a) for elimination of the liability of director to the maximum extent permitted by law and (b) for indemnification of directors for acts on behalf of the Company to the maximum extent permitted by law. In addition, the Company shall enter into and use its best efforts to at all times maintain Indemnity Agreements substantially in the form attached as Exhibit B hereto with each of its directors to indemnify such directors to the maximum extent permissible under applicable law.

3.10 Successor Indemnification. If the Company or any of its successors or assignees (a) consolidates with or merges into any other entity and is not the continuing or surviving corporation or entity of such consolidation or merger or (b) transfers or conveys all or substantially all of its properties and assets to any person or entity, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assignees of the Company assume the obligations of the Company with respect to indemnification of members of the Board of Directors as in effect immediately before such transaction, whether such obligations are contained in the Company’s Bylaws, its Amended and Restated Certificate of Incorporation, or elsewhere, as the case may be.

3.11 Repurchase of Securities. The Company agrees that it will, upon thirty (30) days prior written notice from any Investor, repurchase all of the Shares (including all shares of Common Stock issuable or issued upon conversion of the Shares) then held by such Investor for an aggregate purchase price of one dollar ($1.00) paid in cash.

3.12 Termination of Covenants. All covenants of the Company contained in Section 3 of this Agreement (other than the provisions of Sections 3.3, 3.7 and 3.9) shall expire and terminate as to each Investor upon the earlier of (a) the effective date of the registration statement pertaining to an Initial Offering that results in the Preferred Stock being converted into Common Stock or (b) upon an “Acquisition” as defined in the Company’s Amended and Restated Certificate of Incorporation (as the same is amended, restated or otherwise modified after the date hereof).

4. RIGHTS OF FIRST REFUSAL.

4.1 Subsequent Offerings. Subject to applicable securities laws, each Investor (individually, an “Offeree” and collectively, the “Offerees”) shall have a right of first refusal to purchase its pro rata share of all Equity Securities, as defined below, that the Company may, from time to time, propose to sell and issue after the date of this Agreement, other than the Equity Securities excluded by Section 4.7 hereof. Each Offeree’s pro rata share is equal to the ratio of (a) the number of shares of the Company’s Common Stock (including all shares of Common Stock issuable or issued upon conversion of the Shares or upon the exercise of outstanding warrants or options) of which such Offeree is deemed to be a holder immediately prior to the issuance of such Equity Securities to (b) the total number of shares of the Company’s outstanding Common Stock (including all shares of Common Stock issued or issuable upon conversion of the Shares or upon the exercise of any outstanding warrants or options) immediately prior to the issuance of the Equity Securities. The term “Equity Securities” shall mean (i) any Common Stock, Series A Stock or other security of the Company, (ii) any security convertible into or exercisable or exchangeable for, with or without consideration, any Common

17.

Stock, Preferred Stock or other security (including any option to purchase such a convertible security), (iii) any security carrying any warrant or right to subscribe to or purchase any Common Stock, Preferred Stock or other security or (iv) any such warrant or right.

4.2 Exercise of Rights. If the Company proposes to issue any Equity Securities, it shall give each Offeree written notice of its intention, describing the Equity Securities, the price and the terms and conditions upon which the Company proposes to issue the same. Each Offeree shall have fifteen (15) days from the giving of such notice to agree to purchase its pro rata share of the Equity Securities for the price and upon the terms and conditions specified in the notice by giving written notice to the Company and stating therein the quantity of Equity Securities to be purchased. Notwithstanding the foregoing, the Company shall not be required to offer or sell such Equity Securities to any Offeree who would cause the Company to be in violation of applicable federal securities laws by virtue of such offer or sale.

4.3 Issuance of Equity Securities to Other Persons. If not all of the Offerees elect to purchase their pro rata share of the Equity Securities, then the Company shall promptly notify in writing the Offerees who do so elect and shall offer such Offerees the right to acquire such unsubscribed shares on a pro rata basis. The Offerees shall have five (5) days after receipt of such notice to notify the Company of its election to purchase all or a portion thereof of the unsubscribed shares. The Company shall have ninety (90) days thereafter to sell the Equity Securities in respect of which the Offeree’s rights were not exercised, at a price not lower and upon general terms and conditions not materially more favorable to the purchasers thereof than specified in the Company’s notice to the Offerees pursuant to Section 4.2 hereof. If the Company has not sold such Equity Securities within ninety (90) days of the notice provided pursuant to Section 4.2, the Company shall not thereafter issue or sell any Equity Securities, without first offering such securities to the Offerees in the manner provided above.

4.4 Termination and Waiver of Rights of First Refusal. The rights of first refusal established by this Section 4 shall not apply to, and shall terminate upon the earlier of (i) the effective date of the registration statement pertaining to the Company’s Initial Offering covering the offer and sale of Common Stock for the account of the Company in which (a) the per share price is at least six dollars ($6.00) (as adjusted for stock splits, dividends, recapitalizations and the like after the date hereof), and (b) the gross cash proceeds to the Company (before underwriting discounts, commissions and fees) are at least thirty million dollars ($30,000,000), or (ii) an Acquisition. Notwithstanding Section 5.5 hereof, the rights of first refusal established by this Section 4 may be amended, or any provision waived with and only with the written consent of the Company and the Offerees holding a majority of the Registrable Securities held by all Offerees, or as permitted by Section 5.5.

4.5 Assignment of Rights of First Refusal. The rights of first refusal of each Offeree under this Section 4 may be assigned to the same parties, subject to the same restrictions as any transfer of registration rights pursuant to Section 2.9.

18.

4.6 Excluded Securities. The rights of first refusal established by this Section 4 shall have no application to any of the following Equity Securities:

(a) up to an aggregate of one million two hundred thirty-nine thousand forty-eight (1,239,048) shares of Common Stock and/or options, warrants or other Common Stock purchase rights and the Common Stock issued pursuant to such options, warrants or other rights (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like after the date hereof); provided, however, that the number of shares under this Section 4.6(a) shall be increased to reflect any shares of Common Stock (i) not issued pursuant to the rights, agreements, option or warrants whether granted prior to, on or after the date hereof (“Unexercised Options”) as a result of the termination of such Unexercised Options, (ii) reacquired by the Company from employees, directors or consultants at cost (or the lesser of cost or fair market value) pursuant to agreements which permit the Company to repurchase such shares upon termination of services to the Company or (iii) the authorization of which is approved by holders of at least seventy-five percent (75%) of the Company’s Series A Preferred Stock, whether upon amendment to the Company’s 2004 Stock Incentive Plan or otherwise;

(b) any Equity Securities issued for consideration other than solely for cash pursuant to a merger, consolidation, acquisition, strategic alliance or agreement, or similar business combination approved by the Board of Directors including the affirmative vote of both representatives designated by the holders of the Shares;

(c) any Equity Securities issued in connection with any stock split, stock dividend or recapitalization by the Company;

(d) any Equity Securities issued pursuant to any equipment loan or leasing arrangement, real property leasing arrangement, or debt financing from a bank or similar financial or lending institution approved by the Board of Directors, including the affirmative vote of one (1) of the representatives designated by the holders of the Shares;

(e) any Equity Securities that are issued by the Company pursuant to a registration statement filed under the Securities Act;

(f) any Equity Securities issued by the Company pursuant to the terms of Section 2.2 of the Purchase Agreement;

(g) any Equity Securities issued to University License Equity Holdings, Inc. (“ULEHI”) or one (1) of its affiliates pursuant to the anti-dilution covenant in Section 5 of that certain Subscription Agreement dated October 14, 2005 between the Company and ULEHI (as the same is amended, restated or otherwise modified after the date hereof); and

(h) any Equity Securities issued or issuable pursuant to any other rights or agreements, options, warrants or convertible securities outstanding as of the date of this Agreement, including, but not limited to, the one million seven hundred fifteen thousand six hundred forty-six (1,715,646) options outstanding under the Company’s 2004 Stock Incentive Plan as of the date hereof.

19.

5. MISCELLANEOUS.

5.1 Governing Law. This Agreement shall be governed by and construed under the laws of the State of Delaware in all respects as such laws are applied to agreements among Delaware residents entered into and to be performed entirely within Delaware without reference to conflicts of laws or principles thereof. The parties agree that any action brought by any party under or in relation to this Agreement, including without limitation to interpret or enforce any provision of this Agreement, shall be brought in, and each party agrees to and does hereby submit to the jurisdiction and venue of, any state or federal court located in the County of Denver, Colorado.

5.2 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors, assigns, heirs, executors, and administrators and shall inure to the benefit of and be enforceable by each person who shall be a holder of Registrable Securities from time to time; provided, however, that prior to the receipt by the Company of adequate written notice of the transfer of any Registrable Securities specifying the full name and address of the transferee, the Company may deem and treat the person listed as the holder of such shares in its records as the absolute owner and holder of such shares for all purposes, including the payment of dividends or any redemption price.

5.3 Entire Agreement. This Agreement, the Exhibits and Schedules hereto, the Purchase Agreement and the other documents delivered pursuant thereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any oral or written representations, warranties, covenants and agreements except as specifically set forth herein and therein. Each party expressly represents and warrants that it is not relying on any oral or written representations, warranties, covenants or agreements outside of this Agreement. The foregoing notwithstanding, this Agreement shall in no way impact or lessen the obligations of Myogen and the Company under the Strategic Alliance Agreement.

5.4 Severability. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

5.5 Amendment and Waiver.

(a) Except as otherwise expressly provided, this Agreement may be amended or modified, and the obligations of the Company and the rights of the Holders under this Agreement may be waived, only upon the written consent of the Company and the holders of at least seventy-five percent (75%) of the then-outstanding Registrable Securities.

(b) For the purposes of determining the number of Holders or Investors entitled to vote or exercise any rights hereunder, the Company shall be entitled to rely solely on the list of record holders of its stock as maintained by or on behalf of the Company.

20.

5.6 Delays or Omissions. It is agreed that no delay or omission to exercise any right, power, or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent, or approval of any kind or character on any party’s part of any breach, default or noncompliance under the Agreement or any waiver on such party’s part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law, or otherwise afforded to any party, shall be cumulative and not alternative.

5.7 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the party to be notified at the address as set forth on the signature pages hereof or of the holder appearing on the books of the Company or at such other address as such party may designate by ten (10) days advance written notice to the other parties hereto.

5.8 Attorneys’ Fees. In the event that any suit or action is instituted under or in relation to this Agreement, including without limitation to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

5.9 Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

5.10 Additional Investors. Notwithstanding anything to the contrary contained herein, if the Company shall issue additional shares of its Preferred Stock pursuant to the Purchase Agreement, any purchaser of such shares of Preferred Stock shall become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement and shall be deemed an “Investor,” a “Holder” and a party hereunder. Notwithstanding anything to the contrary contained herein, if the Company shall issue Equity Securities in accordance with Sections 4.6 (b), (d) or (f) of this Agreement, any purchaser of such Equity Securities may become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement and shall be deemed an “Investor,” a “Holder” and a party hereunder.

5.11 Counterparts; Facsimile Delivery. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. This Agreement may be delivered via facsimile.

21.

5.12 Aggregation of Stock. All shares of Registrable Securities held or acquired by affiliated entities or persons or persons or entities under common management or control shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

5.13 Pronouns. All pronouns contained herein, and any variations thereof, shall be deemed to refer to the masculine, feminine or neutral, singular or plural, as to the identity of the parties hereto may require.

5.14 Termination. This Agreement shall terminate and be of no further force or effect upon the earlier of (a) an Acquisition; (b) such date, on or after the closing of the Company’s Initial Offering, on which all shares of Registrable Securities held or entitled to be held upon conversion by such Holder may immediately be sold under Rule 144 during any ninety (90)-day period; (c) five (5) years after the closing of the Company’s Initial Offering; or (d) upon the written consent of the Company and the holders of at least seventy-five percent (75%) of the then-outstanding Registrable Securities.

[THIS SPACE INTENTIONALLY LEFT BLANK]

22.

IN WITNESS WHEREOF, the parties hereto have executed this INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

COMPANY:	INVESTOR(S):

ARCA DISCOVERY, INC.	ATLAS VENTURE FUND VII, L.P.

By:
Print Name:	By:	Atlas Venture Associates VII, L.P., its General Partner
Title:

1400 Sixteenth Street, Suite 200	By:	Atlas Venture Associates VII, Inc.,
Denver, CO 80202		its General Partner
Attention: Chief Executive Officer and
General Counsel
Facsimile: (303) 825-0883
Signature:
Print Name:
Title:
(if applicable)

BOULDER VENTURES IV, L.P.

	By:	Boulder Ventures IV, LLC, its General
Partner
Signature:
Print Name:
Title:
(if applicable)

BOULDER VENTURES IV (ANNEX), L.P.

	By:	Boulder Ventures IV, LLC, its General
Partner

Signature:
Print Name:
Title:
(if applicable)

INVESTOR RIGHTS AGREEMENT

SIGNATURE PAGE

PEQUOT SCOUT FUND, L.P.

By:	Pequot Capital Management, Inc.,
its Investment Manager

By:
Name:	Daniel Fishbane
Title:	Chief Financial Officer

PEQUOT MARINER MASTER FUND, L.P.

By:	Pequot Capital Management, Inc.,
its Investment Advisor

By:
Name:	Daniel Fishbane
Title:	Chief Financial Officer

MYOGEN, INC.

By:
Print Name:
Title:

CPEC, LLC

By:
Print Name:
Title:

THE PEIERLS FOUNDATION, INC.

By:
Print Name:
Title:

E. JEFFREY PEIERLS

INVESTOR RIGHTS AGREEMENT

SIGNATURE PAGE

BRIAN ELIOT PEIERLS

U.D. ETHEL F. PEIERLS CHARITABLE LEAD TRUST

MICHAEL R. BRISTOW, M.D.

LANSING BROWN INVESTMENTS, LLC

By:
Print Name:
Title:

FRANCIS J. BULLOCK

KENNETH LAWRENCE WEINER

ELLEN SAPPINGTON

GREGORY MARTINEZ

JOSEPH A. LEFKOFF

UNIVERSITY LICENSE EQUITY HOLDINGS, INC.

By:
Print Name:
Title:

INVESTOR RIGHTS AGREEMENT

SIGNATURE PAGE

Exhibit A

SCHEDULE OF INVESTORS

NAME AND ADDRESS

ATLAS VENTURE FUND VII, L.P.
890 Winter Street, Suite 320
Waltham, MA 02451
Attention: General Counsel

BOULDER VENTURES IV, L.P.
1941 Pearl Street, Suite 300
Boulder, CO 80302
Attention: Kyle Lefkoff

BOULDER VENTURES IV (ANNEX), L.P.
1941 Pearl Street, Suite 300
Boulder, CO 80302
Attention: Kyle Lefkoff

PEQUOT SCOUT FUND, L.P.
500 Nyala Farm Road
Westport, CT 06880
Attention: J. Patricelli

PEQUOT MARINER MASTER FUND, L.P.
500 Nyala Farm Road
Westport, CT 06880
Attention: J. Patricelli

MYOGEN, INC.
7575 West 103rd Ave., Suite 102
Westminster, CO 80021
Attention: Chief Executive Officer and General Counsel

CPEC, LLC
33 Hayden Avenue
Lexington, MA 02421
Attention: Chief Executive Officer

THE PEIERLS FOUNDATION, INC.
c/o U.S. Trust Company of N.Y.
114 West 47th Street
New York, NY 10036
Attention: Mr. John Kennedy

E. JEFFREY PEIERLS
73 South Holman Way
Golden, CO 80401

BRIAN ELIOT PEIERLS
7808 Harvestman Cove
Austin, TX 78731

U.D. ETHEL F. PEIERLS CHARITABLE LEAD TRUST
c/o U.S. Trust Company of N.Y.
114 West 47th Street
New York, NY 10036
Attention: Mr. John Kennedy

MICHAEL R. BRISTOW, M.D.
c/o ARCA Discovery, Inc.
1400 Sixteenth Street, Suite 200
Denver, CO 80202

LANSING BROWN INVESTMENTS, LLC
c/o John L. Zabriskie
PO Box 4680
Basalt, CO 81621

FRANCIS J. BULLOCK
48 Bay Lane
Chatham, MA 02633

KENNETH LAWRENCE WEINER
264 Adams Street
Denver, CO 80206

ELLEN SAPPINGTON
618 Kensington Lane
Livingston, NJ 07039

GREGORY MARTINEZ
c/o Pequot Capital
153 East 53rd Street, 35th Floor
New York, NY 10022

JOSEPH A. LEFKOFF
1337 Kittredge Ct. NE
Atlanta, GA 30329

UNIVERSITY LICENSE EQUITY HOLDINGS, INC.
4001 Discovery Drive, Suite 390
Campus Box 591
Boulder, CO 80309

Exhibit B

Form of Indemnity Agreement

INDEMNITY AGREEMENT

THIS INDEMNITY AGREEMENT (this “Agreement”) is made and entered into this      day of February, 2006 by and between ARCA Discovery, Inc., a Delaware corporation (the “Corporation”), and                      (“Agent”).

Recitals

WHEREAS, Agent performs a valuable service to the Corporation in his capacity as                      of the Corporation;

WHEREAS, the Corporation has adopted amended and restated bylaws (the “Bylaws”) providing for the indemnification of the directors, officers, employees and other agents of the Corporation, including persons serving at the request of the Corporation in such capacities with other corporations or enterprises, as authorized by the Delaware General Corporation Law, as amended (the “Code”);

WHEREAS, the Bylaws and the Code, by their non-exclusive nature, permit contracts between the Corporation and its agents, officers, employees and other agents with respect to indemnification of such persons; and

WHEREAS, in order to induce Agent to continue to serve as                      of the Corporation, the Corporation has determined and agreed to enter into this Agreement with Agent;

NOW, THEREFORE, in consideration of Agent’s continued service as                      after the date hereof, the parties hereto agree as follows:

Agreement

1. Services to the Corporation. Agent will serve, at the will of the Corporation or under separate contract, if any such contract exists, as                      of the Corporation or as a director, officer or other fiduciary of an affiliate of the Corporation (including any employee benefit plan of the Corporation) faithfully and to the best of his ability so long as he is duly elected and qualified in accordance with the provisions of the Bylaws or other applicable charter documents of the Corporation or such affiliate; provided, however, that Agent may at any time and for any reason resign from such position (subject to any contractual obligation that Agent may have assumed apart from this Agreement) and that the Corporation or any affiliate shall have no obligation under this Agreement to continue Agent in any such position.

2. Indemnity of Agent. The Corporation hereby agrees to hold harmless and indemnify Agent to the fullest extent authorized or permitted by the provisions of the Bylaws and the Code, as the same may be amended from time to time (but, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than the Bylaws or the Code permitted prior to adoption of such amendment).

3. Additional Indemnity. In addition to and not in limitation of the indemnification otherwise provided for herein, and subject only to the exclusions set forth in Section 4 hereof, the Corporation hereby further agrees to hold harmless and indemnify Agent:

(a) against any and all expenses (including attorneys’ fees), witness fees, damages, judgments, fines and amounts paid in settlement and any other amounts that Agent

(b) becomes legally obligated to pay because of any claim or claims made against or by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, arbitrational, administrative or investigative (including an action by or in the right of the Corporation) to which Agent is, was or at any time becomes a party, or is threatened to be made a party, by reason of the fact that Agent is, was or at any time becomes a director, officer, employee or other agent of Corporation, or is or was serving or at any time serves at the request of the Corporation as a director, officer, employee or other agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise; and

(c) otherwise to the fullest extent as may be provided to Agent by the Corporation under the non-exclusivity provisions of the Code and Section 8 of the Bylaws.

4. Limitations on Additional Indemnity. No indemnity pursuant to Section 3 hereof shall be paid by the Corporation:

(a) on account of any claim against Agent solely for an accounting of profits made from the purchase or sale by Agent of securities of the Corporation pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any federal, state or local statutory law;

(b) on account of Agent’s conduct that is established by a final judgment as knowingly fraudulent or deliberately dishonest or that constituted willful misconduct;

(c) on account of Agent’s conduct that is established by a final judgment as constituting a breach of Agent’s duty of loyalty to the Corporation or resulting in any personal profit or advantage to which Agent was not legally entitled;

(d) for which payment is actually made to Agent under a valid and collectible insurance policy or under a valid and enforceable indemnity clause, bylaw or agreement, except in respect of any excess beyond payment under such insurance, clause, bylaw or agreement;

(e) if indemnification is not lawful (and, in this respect, both the Corporation and Agent have been advised that the Securities and Exchange Commission believes that indemnification for liabilities arising under the federal securities laws is against public policy and is, therefore, unenforceable and that claims for indemnification should be submitted to appropriate courts for adjudication); or

(f) in connection with any proceeding (or part thereof) initiated by Agent, or any proceeding by Agent against the Corporation or its directors, officers, employees or other agents, unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board of Directors of the Corporation, (iii) such indemnification is provided by the Corporation, in its sole discretion, pursuant to the powers vested in the Corporation under the Code, or (iv) the proceeding is initiated pursuant to Section 9 hereof.

2

5. Continuation of Indemnity. All agreements and obligations of the Corporation contained herein shall continue during the period Agent is a director, officer, employee or other agent of the Corporation (or is or was serving at the request of the Corporation as a director, officer, employee or other agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise) and shall continue thereafter so long as Agent shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal, arbitrational, administrative or investigative, by reason of the fact that Agent was serving in the capacity referred to herein.

6. Partial Indemnification. Agent shall be entitled under this Agreement to indemnification by the Corporation for a portion of the expenses (including attorneys’ fees), witness fees, damages, judgments, fines and amounts paid in settlement and any other amounts that Agent becomes legally obligated to pay in connection with any action, suit or proceeding referred to in Section 3 hereof even if not entitled hereunder to indemnification for the total amount thereof, and the Corporation shall indemnify Agent for the portion thereof to which Agent is entitled.

7. Notification and Defense of Claim. Not later than thirty (30) days after receipt by Agent of notice of the commencement of any action, suit or proceeding, Agent will, if a claim in respect thereof is to be made against the Corporation under this Agreement, notify the Corporation of the commencement thereof; but the omission so to notify the Corporation will not relieve it from any liability which it may have to Agent otherwise than under this Agreement. With respect to any such action, suit or proceeding as to which Agent notifies the Corporation of the commencement thereof:

(a) the Corporation will be entitled to participate therein at its own expense;

(b) except as otherwise provided below, the Corporation may, at its option and jointly with any other indemnifying party similarly notified and electing to assume such defense, assume the defense thereof, with counsel reasonably satisfactory to Agent. After notice from the Corporation to Agent of its election to assume the defense thereof, the Corporation will not be liable to Agent under this Agreement for any legal or other expenses subsequently incurred by Agent in connection with the defense thereof except for reasonable costs of investigation or otherwise as provided below. Agent shall have the right to employ separate counsel in such action, suit or proceeding but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of Agent unless (i) the employment of counsel by Agent has been authorized by the Corporation, (ii) Agent shall have reasonably concluded, and so notified the Corporation, that there is an actual conflict of interest between the Corporation and Agent in the conduct of the defense of such action or (iii) the Corporation shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of Agent’s separate counsel shall be at the expense of the Corporation. The Corporation shall not be entitled to assume the defense of any action, suit or proceeding brought by or on behalf of the Corporation or as to which Agent shall have made the conclusion provided for in clause (ii) above; and

(c) the Corporation shall not be liable to indemnify Agent under this Agreement for any amounts paid in settlement of any action or claim effected without its written consent, which shall not be unreasonably withheld. The Corporation shall be permitted to settle any action except that it shall not settle any action or claim in any manner which would impose any penalty or limitation on Agent without Agent’s written consent, which may be given or withheld in Agent’s sole discretion.

3

8. Expenses. The Corporation shall advance, prior to the final disposition of any proceeding, promptly following request therefor, all expenses incurred by Agent in connection with such proceeding upon receipt of an undertaking by or on behalf of Agent to repay said amounts if it shall be determined ultimately that Agent is not entitled to be indemnified under the provisions of this Agreement, the Bylaws, the Code or otherwise.

9. Enforcement. Any right to indemnification or advances granted by this Agreement to Agent shall be enforceable by or on behalf of Agent in any court of competent jurisdiction if (i) the claim for indemnification or advances is denied, in whole or in part, or (ii) no disposition of such claim is made within ninety (90) days of request therefor. Agent, in such enforcement action, if successful in whole or in part, shall be entitled to be paid also the expense of prosecuting his claim. It shall be a defense to any action for which a claim for indemnification is made under Section 3 hereof (other than an action brought to enforce a claim for expenses pursuant to Section 8 hereof, provided that the required undertaking has been tendered to the Corporation) that Agent is not entitled to indemnification because of the limitations set forth in Section 4 hereof. Neither the failure of the Corporation (including its Board of Directors or its stockholders) to have made a determination prior to the commencement of such enforcement action that indemnification of Agent is proper in the circumstances, nor an actual determination by the Corporation (including its Board of Directors or its stockholders) that such indemnification is improper shall be a defense to the action or create a presumption that Agent is not entitled to indemnification under this Agreement or otherwise.

10. Subrogation. In the event of payment under this Agreement, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of Agent, who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Corporation effectively to bring suit to enforce such rights.

11. Non-Exclusivity of Rights. The rights conferred on Agent by this Agreement shall not be exclusive of any other right which Agent may have or hereafter acquire under any statute, provision of the Corporation’s Certificate of Incorporation or Bylaws, agreement, vote of stockholders or directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding office.

12. Survival of Rights.

(a) The rights conferred on Agent by this Agreement shall continue after Agent has ceased to be a director, officer, employee or other agent of the Corporation or to serve at the request of the Corporation as a director, officer, employee or other agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and shall inure to the benefit of Agent’s heirs, executors and administrators.

(b) The Corporation shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Corporation, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Corporation would be required to perform if no such succession had taken place.

4

13. Separability. Each of the provisions of this Agreement is a separate and distinct agreement and independent of the others, so that if any provision hereof shall be held to be invalid for any reason, such invalidity or unenforceability shall not affect the validity or enforceability of the other provisions hereof. Furthermore, if this Agreement shall be invalidated in its entirety on any ground, then the Corporation shall nevertheless indemnify Agent to the fullest extent provided by the Bylaws, the Code or any other applicable law.

14. Governing Law. This Agreement shall be interpreted and enforced in accordance with the laws of the State of Delaware.

15. Amendment and Termination. No amendment, modification, termination or cancellation of this Agreement shall be effective unless in writing signed by both parties hereto.

16. Identical Counterparts; Facsimile Delivery. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute but one and the same Agreement. Only one such counterpart need be produced to evidence the existence of this Agreement. This Agreement may be delivered via facsimile.

17. Headings. The headings of the sections of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction hereof.

18. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given (i) upon delivery if delivered by hand to the party to whom such communication was directed or (ii) upon the third business day after the date on which such communication was mailed if mailed by certified or registered mail with postage prepaid:

(a) If to Agent, at the address indicated on the signature page hereof.

(b) If to the Corporation, to:

ARCA Discovery, Inc.

1400 Sixteenth Street; Suite 220

Denver, CO 80202

Attention: Chief Executive Officer and General Counsel

or to such other addresses as may have been furnished to Agent by the Corporation or the Corporation by Agent.

[remainder of page intentionally blank]

5

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year first above written.

ARCA DISCOVERY, INC.

By:

Title:

AGENT

Print Name:

Address:

6

Exhibit D

Right of First Refusal and Co-Sale Agreement

ARCA DISCOVERY, INC.

RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

THIS RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT (the “Agreement”) is made and entered into as of this 22nd day of February, 2006, by and among ARCA DISCOVERY, INC., a Delaware corporation (the “Company”), each of the persons and entities listed on Exhibit A hereto (the “Investors”), and each of the persons listed on Exhibit B hereto (each referred to herein as a “Common Holder” and collectively as the “Common Holders”).

RECITALS

WHEREAS, the Common Holders are the beneficial owners of an aggregate of three million one hundred seventy thousand six hundred forty-two (3,170,642) shares of the Common Stock of the Company;

WHEREAS, the Investors are purchasing shares of the Company’s Series A Preferred Stock (the “Preferred Stock”) pursuant to that certain Series A Preferred Stock Purchase Agreement (the “Purchase Agreement”) of even date herewith (the “Financing”);

WHEREAS, the obligations in the Purchase Agreement are conditioned upon the execution and delivery of this Agreement; and

WHEREAS, in connection with the consummation of the Financing, the parties desire to enter into this Agreement in order to grant first refusal and co-sale rights to the Company and to the Investors.

NOW, THEREFORE, in consideration of these premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree hereto as follows:

1. Definitions.

1.1 “Common Holder Stock” shall mean shares of the Company’s Common Stock now owned or subsequently acquired by the Common Holders by gift, purchase, dividend, option exercise or any other means whether or not such securities are only registered in a Common Holder’s name or beneficially or legally owned by such Common Holder, including any interest of a spouse in any of the Common Holder Stock, whether that interest is asserted pursuant to marital property laws or otherwise, but shall exclude any shares of Preferred Stock or shares of Common Stock issued upon the conversion of such shares of Preferred Stock held by Boulder Ventures IV, L.P. or Boulder Ventures IV (Annex), L.P. The number of shares of Common Holder Stock owned by the Common Holders as of the date hereof are set forth on Exhibit B, which Exhibit may be amended from time to time by the Company to reflect changes in the number of shares owned by the Common Holders, but the failure to so amend shall have no effect on such Common Holder Stock being subject to this Agreement.

1.2 “Investor Stock” shall mean the shares of the Company’s Common Stock or Preferred Stock now owned or subsequently acquired by the Investors whether or not such securities are only registered in an Investor’s name or beneficially or otherwise legally owned by such Investor.

1.

1.3 “Transfer” shall include any sale, assignment, encumbrance, hypothecation, pledge, conveyance in trust, gift, transfer by bequest, devise or descent, or other transfer or disposition of any kind, including, but not limited to, transfers to receivers, levying creditors, trustees or receivers in bankruptcy proceedings or general assignees for the benefit of creditors, whether voluntary or by operation of law, directly or indirectly, of any of the Common Holder Stock.

2. TRANSFERS BY A COMMON HOLDER.

2.1 Notice of Transfer. If a Common Holder (the “Selling Common Holder”) proposes to Transfer any shares of Common Holder Stock then the Selling Common Holder shall promptly give written notice (the “Notice”) simultaneously to the Company and to each of the Investors at least thirty (30) days prior to the closing of such Transfer. The Notice shall describe in reasonable detail the proposed Transfer, including, without limitation, the number of shares of Common Holder Stock to be transferred, the nature of such Transfer, the consideration to be paid, and the name and address of each prospective purchaser or transferee. In the event that the Transfer is being made pursuant to the provisions of Section 4.1, the Notice shall state under which clause of Section 4.1 the Transfer is being made.

2.2 Company Right of First Refusal. For a period of ten (10) days following receipt of any Notice described in Section 2.1, the Company shall have the right to purchase all or a portion of the Common Holder Stock subject to such Notice on the same terms and conditions as set forth therein. The Company’s purchase right shall be exercised by written notice signed by an officer of the Company (the “Company Notice”) and delivered to the Selling Common Holder within such ten (10) day period. The Company shall effect the purchase of the Common Holder Stock, including payment of the purchase price, not more than five (5) business days after delivery of the Company’s Notice, and at such time the Selling Common Holder shall deliver to the Company the certificate(s) representing the Common Holder Stock to be purchased by the Company, each certificate to be properly endorsed for transfer. The Common Holder Stock so purchased shall thereupon be cancelled and cease to be issued and outstanding shares of the Company’s Common Stock.

2.3 Investor Right of First Refusal.

(a) In the event that the Company does not elect to purchase all of the Common Holder Stock available pursuant to its rights under Section 2.2 within the period set forth therein, the Selling Common Holder shall promptly give written notice (the “Second Notice”) to each of the Investors, which shall set forth the number of shares of Common Holder Stock not purchased by the Company and which shall include the terms of Notice set forth in Section 2.1. Each Investor shall then have the right, exercisable upon written notice to the Selling Common Holder (the “Investor Notice”) within fifteen (15) days after the receipt of the Second Notice, to purchase its pro rata share of the Common Holder Stock subject to the Second Notice and on the same terms and conditions as set forth therein. Except as set forth in Section 2.3(c), the Investors who so exercise their rights (the “Participating Investors”) shall effect the

2.

purchase of the Common Holder Stock, including payment of the purchase price, not more than five (5) days after delivery of the Investor Notice, and at such time the Selling Common Holder shall deliver to the Participating Investors the certificate(s) representing the Common Holder Stock to be purchased by the Participating Investors, each certificate to be properly endorsed for transfer.

(b) Each Investor’s pro rata share shall be equal to the product obtained by multiplying (i) the aggregate number of shares of Common Holder Stock covered by the Second Notice and (ii) a fraction, the numerator of which is the number of shares of Common Stock issued or issuable upon the conversion or exercise of Preferred Stock or other rights to acquire shares of Common Stock held by the Participating Investor at the time of the Notice, and the denominator of which is the total number of shares of Common Stock issued or issuable upon the conversion or exercise of Preferred Stock or other rights to acquire shares of Common Stock at the time of the Notice at the time of the Notice held by all Investors.

(c) In the event that not all of the Investors elect to purchase their pro rata share of the Common Holder Stock available pursuant to their rights under Section 2.3(a) within the time period set forth therein, then the Selling Common Holder shall promptly give written notice to each of the Participating Investors (the “Overallotment Notice”), which shall set forth the number of shares of Common Holder Stock not purchased by the other Investors, and shall offer such Participating Investors the right to acquire such unsubscribed shares. Each Participating Investor shall have five (5) days after receipt of the Overallotment Notice to deliver a written notice to the Selling Common Holder (the “Participating Investors Overallotment Notice”) indicating the number of unsubscribed shares that such Participating Investor desires to purchase, and each such Participating Investor shall be entitled to purchase such number of unsubscribed shares on the same terms and conditions as set forth in the Second Notice. In the event that the Participating Investors desire, in the aggregate, to purchase in excess of the total number of available unsubscribed shares, then the number of unsubscribed shares that each Participating Investor may purchase shall be reduced on a pro rata basis. For purposes of this Section 2.3(c) the denominator described in Section 2.3(b)(ii) above shall be the total number of shares of Common Stock issued or issuable upon the conversion or exercise of Preferred Stock or other rights to acquire shares of Common Stock held by the Participating Investor at the time of the Notice. The Participating Investors shall then effect the purchase of the Common Holder Stock, including payment of the purchase price, not more than five (5) days after delivery of the Participating Investors Overallotment Notice, and at such time, the Selling Common Holder shall deliver to the Investors the certificates representing the Common Holder Stock to be purchased by the Participating Investors, each certificate to be properly endorsed for transfer.

(d) To the extent that the Company and/or the Investors do not elect to purchase the Common Holder Stock held by Myogen, Inc. (or its transferees) subject to the Notice, Myogen, Inc. (or its transferees) may, not later than one hundred twenty (120) days following delivery to the Company of the Notice, enter into an agreement providing for the closing of the Transfer of such Common Holder Stock covered by Notice within thirty (30) days of such agreement on terms and conditions not materially more favorable to the transferor than those described in the Notice. Any proposed Transfer on terms and conditions materially more favorable than those described in the Notice, as well as any subsequent proposed Transfer of any of the Common Holder Stock by Myogen, Inc. (or its transferees), shall again be subject to the first refusal rights of the Company and/or Investors and shall require compliance by Myogen, Inc. (or its transferees) with the procedures described in this Section 2.3.

3.

2.4 Right of Co-Sale.

(a) If a Selling Common Holder (other than Myogen, Inc. or its transferees), together with any affiliate, holds more than one percent (1%) of the outstanding Common Stock of the Company (on a fully diluted as-converted basis) (a “Major Selling Common Holder”), and the Company and the Investors fail to exercise their respective rights to purchase all of the Common Holder Stock subject to Sections 2.2 and 2.3 hereof, following the exercise or expiration of the rights of purchase set forth in Section 2.2 and 2.3, then the Major Selling Common Holder shall deliver to the Company, each Investor, University License Equity Holdings, Inc. (“ULEHI”) and CPEC, LLC written notice (the “Co-Sale Notice”) that each Investor, ULEHI and CPEC, LLC shall have the right, exercisable upon written notice to such Major Selling Common Holder with a copy to the Company within fifteen (15) days after receipt of the Co-Sale Notice, to participate in such Transfer of Common Holder Stock on the same terms and conditions. Such notice shall indicate the number of shares of Investor Stock (or Common Stock in the case of ULEHI and CPEC, LLC) up to that number of shares determined under Section 2.4(b) such Investor, ULEHI or CPEC, LLC wishes to sell under his or her right to participate. To the extent one or more of the Investors, ULEHI or CPEC, LLC exercise such right of participation in accordance with the terms and conditions set forth below, the number of shares of Common Holder Stock that such Major Selling Common Holder may sell in the transaction shall be correspondingly reduced.

(b) Each Investor, ULEHI and CPEC, LLC may sell all or any part of that number of shares equal to the product obtained by multiplying (i) the aggregate number of shares of Common Holder Stock covered by the Co-Sale Notice and not purchased by the Company or its assignees or Investors pursuant to Sections 2.2 or 2.3 by (ii) a fraction the numerator of which is the number of shares of Common Stock issued or issuable upon the conversion or exercise of Preferred Stock or other rights to acquire shares of Common Stock held by such Investor (or Common Stock held by ULEHI and CPEC, LLC) at the time of the Notice and the denominator of which is the total number of shares of Common Stock held by such Major Selling Common Holder (excluding shares purchased by the Company and/or Investors pursuant to Sections 2.2 or 2.3) plus the number of shares of Common Stock issued or issuable upon the conversion or exercise of Preferred Stock or other rights to acquire shares of Common Stock held by all Investors and Common Stock held by ULEHI and CPEC, LLC at the time of the Notice. If not all of the Investors, ULEHI and CPEC, LLC elect to sell their share of Common Stock proposed to be transferred within said fifteen (15) day period, then the Major Selling Common Holder shall promptly notify in writing the Investors who do so elect (and ULEHI and CPEC, LLC if they elect) and shall offer such Investors (and ULEHI and CPEC, LLC if they elect) the additional right to participate in the sale of such additional shares of Common Holder Stock proposed to be transferred on the same percentage basis as set forth above in this Section 2.4(b). The Investors, ULEHI and CPEC, LLC shall have five (5) days after receipt of such notice to notify the Major Selling Common Holder in writing with a copy to the Company of its election to sell all or a portion thereof of the unsubscribed shares.

4.

(c) Each Investor who elects to participate in the Transfer pursuant to this Section 2.4 (and ULEHI and CPEC, LLC if they elect to participate in the Transfer pursuant to this Section 2.4) (each, a “Co-Sale Participant”) shall effect its participation in the Transfer by promptly delivering to such Major Selling Common Holder for transfer to the prospective purchaser one or more certificates, properly endorsed for transfer, which represent:

(i) the type and number of shares of Common Stock which such Co-Sale Participant elects to sell; or

(ii) that number of shares of Preferred Stock which is at such time convertible into the number of shares of Common Stock which such Co-Sale Participant elects to sell; provided, however, that if the prospective purchaser objects to the delivery of Preferred Stock in lieu of Common Stock, such Co-Sale Participant shall convert such Preferred Stock into Common Stock and deliver Common Stock as provided in Section 2.4(c)(i) above. The Company agrees to make any such conversion concurrent with and contingent upon the actual transfer of such shares to the purchaser.

(d) The stock certificate or certificates that the Co-Sale Participant delivers to such Major Selling Common Holder pursuant to Section 2.4(c) shall be transferred to the prospective purchaser in consummation of the sale of the Common Stock pursuant to the terms and conditions specified in the Co-Sale Notice, and the Major Selling Common Holder shall concurrently therewith remit to such Co-Sale Participant that portion of the sale proceeds to which such Co-Sale Participant is entitled by reason of its participation in such sale. To the extent that any prospective purchaser or purchasers prohibits such assignment or otherwise refuses to purchase shares or other securities from a Co-Sale Participant exercising its rights of co-sale hereunder, such Major Selling Common Holder shall not sell to such prospective purchaser or purchasers any Common Holder Stock unless and until, simultaneously with such sale, such Major Selling Common Holder shall purchase such shares or other securities from such Co-Sale Participant on the same terms and conditions specified in the Co-Sale Notice.

(e) The exercise or non-exercise of the rights of any Investor, ULEHI or CPEC, LLC hereunder to participate in one or more Transfers of Common Holder Stock made by any Major Selling Common Holder shall not adversely affect his right to participate in subsequent Transfers of Common Holder Stock subject to Section 2.

(f) To the extent that the Investors, ULEHI and CPEC, LLC do not elect to participate in the sale of the Common Holder Stock subject to the Co-Sale Notice, such Major Selling Common Holder may, not later than one hundred twenty (120) days following delivery to the Company of the Co-Sale Notice, enter into an agreement providing for the closing of the Transfer of such Common Holder Stock covered by the Co-Sale Notice within thirty (30) days of such agreement on terms and conditions not materially more favorable to the transferor than those described in the Co-Sale Notice. Any proposed Transfer on terms and conditions materially more favorable than those described in the Co-Sale Notice, as well as any subsequent proposed Transfer of any of the Common Holder Stock by a Major Selling Common Holder, shall again be subject to the first refusal and co-sale rights of the Company and/or Investors and shall require compliance by a Common Holder with the procedures described in this Section 2.

5.

(g) Notwithstanding anything to the contrary contained herein, the Common Holder Stock held by Myogen, Inc. (or its transferees) shall not be subject to the co-sale rights of the Investors, ULEHI and CPEC, LLC set forth in this Section 2.4.

3. TRANSFERS BY INVESTORS.

3.1 Notice of Transfer. If an Investor (the “Selling Investor”) proposes to Transfer any shares of Preferred Stock, then the Selling Investor shall promptly give written notice (the “Preferred Sale Notice”) simultaneously to the Company and to each of the other Investors at least thirty (30) days prior to the closing of such Transfer. The Preferred Sale Notice shall describe in reasonable detail the proposed Transfer, including, without limitation, the number of shares of Preferred Stock to be transferred, the nature of such Transfer, the consideration to be paid, and the name and address of each prospective purchaser or transferee. In the event that the Transfer is being made pursuant to the provisions of Section 4.1, the Notice shall state under which clause of Section 4.1 the Transfer is being made.

3.2 Investor Right of First Refusal.

(a) Each Investor shall then have the right, exercisable upon written notice to the Selling Investor (the “Preferred Investor Notice”) within fifteen (15) days after the receipt of the Preferred Sale Notice, to purchase its pro rata share of the Selling Investor’s Preferred Stock subject to the Preferred Sale Notice and on the same terms and conditions as set forth therein. The Investors who so exercise their rights (the “Participating Preferred Investors”) shall effect the purchase of the Preferred Stock, including payment of the purchase price, not more than five (5) days after delivery of the Preferred Investor Notice, and at such time the Selling Investor shall deliver to the Participating Preferred Investors the certificate(s) representing the Preferred Stock to be purchased by the Participating Preferred Investors, each certificate to be properly endorsed for transfer.

(b) Each Investor’s pro rata share shall be equal to the product obtained by multiplying (i) the aggregate number of shares of Preferred Stock covered by the Preferred Sale Notice and (ii) a fraction, the numerator of which is the number of shares of Preferred Stock held by the Participating Preferred Investor at the time of the Preferred Sale Notice, and the denominator of which is the total number of shares Preferred Stock at the time of the Preferred Sale Notice held by all Investors (other than the Selling Investor).

(c) In the event that not all of the Investors elect to purchase their pro rata share of the Preferred Stock available pursuant to their rights under Section 3.2(a) within the time period set forth therein, then the Selling Investor shall promptly give written notice to each of the Participating Preferred Investors (the “Preferred Stock Overallotment Notice”), which shall set forth the number of shares of Preferred Stock not purchased by the other Investors, and shall offer such Participating Preferred Investors the right to acquire such unsubscribed shares. Each Participating Preferred Investor shall have five (5) days after receipt of the Preferred Stock Overallotment Notice to deliver a written notice to the Selling Investor (the “Participating Preferred Investors Overallotment Notice”) indicating the number of unsubscribed shares that such Participating Preferred Investor desires to purchase, and each such Participating Preferred Investor shall be entitled to purchase such number of unsubscribed shares on the same terms and

6.

conditions as set forth in the Preferred Sale Notice. In the event that the Participating Preferred Investors desire, in the aggregate, to purchase in excess of the total number of available unsubscribed shares, then the number of unsubscribed shares that each Participating Preferred Investor may purchase shall be reduced on a pro rata basis. For purposes of this Section 3.2(c) the denominator described in Section 3.2(b)(ii) above shall be the total number of shares of Preferred Stock held by the Participating Preferred Investor at the time of the Preferred Sale Notice. The Participating Preferred Investors shall then effect the purchase of the Preferred Stock, including payment of the purchase price, not more than five (5) days after delivery of the Participating Preferred Investors Overallotment Notice, and at such time, the Selling Investor shall deliver to the Investors the certificates representing the Preferred Stock to be purchased by the Participating Preferred Investors, each certificate to be properly endorsed for transfer.

3.3 Company Right of First Refusal. In the event that the Investors do not elect to purchase all of the Preferred Stock available pursuant to their rights under Section 3.2 within the period set forth therein, the Selling Investor shall promptly give written notice (the “Second Preferred Notice”) to the Company, which shall set forth the number of shares of Preferred Stock not purchased by the Investors and which shall include the terms of Preferred Sale Notice set forth in Section 3.1. The Company shall then have the right, exercisable upon written notice to the Selling Investor (the “Company Preferred Notice”) within five (5) days after the receipt of the Second Preferred Notice, to purchase all or a portion of the Preferred Stock subject to such Second Preferred Notice on the same terms and conditions as set forth therein. The Company shall effect the purchase of the Preferred Stock, including payment of the purchase price, not more than five (5) business days after delivery of the Company Preferred Notice, and at such time the Selling Investor shall deliver to the Company the certificate(s) representing the Preferred Stock to be purchased by the Company, each certificate to be properly endorsed for transfer. The Preferred Stock so purchased shall thereupon be cancelled and cease to be issued and outstanding shares of the Company’s Preferred Stock.

3.4 To the extent that the Investors and/or the Company do not elect to purchase the Preferred Stock held by a Selling Investor subject to the Preferred Sale Notice, the Selling Investor may, not later than one hundred twenty (120) days following delivery to the Company and the Investors of the Preferred Sale Notice, enter into an agreement providing for the closing of the Transfer of such Preferred Stock covered by the Preferred Sale Notice within thirty (30) days of such agreement on terms and conditions not materially more favorable to the transferor than those described in the Preferred Sale Notice. Any proposed Transfer on terms and conditions materially more favorable than those described in the Preferred Sale Notice, as well as any subsequent proposed Transfer of any of the Preferred Stock by a Selling Investor, shall again be subject to the first refusal rights of the Investors and/or the Company and shall require compliance by the Selling Investor with the procedures described in this Section 3.

4. EXEMPT TRANSFERS.

4.1 Notwithstanding the foregoing, the first refusal and co-sale rights of the Company and/or the Investors set forth in Section 2 and Section 3 above shall not apply to (i) any transfer without consideration to the Common Holder’s or Investor’s family members or to trusts for the benefit of such persons or the Common Holder or Investor, or transfers without

7.

consideration to the Common Holder’s or Investor’s limited or general partners, members or shareholders, (ii) any transfer or transfers by a Common Holder to another Common Holder, (iii) any transfers to an entity controlling, controlled by, or under common control with any Common Holder or Investor, (iv) any transfer of Common Stock by University License Equity Holdings, Inc., to the University of Colorado, (v) any transfer by an Investor to another Investor, a third party private equity fund, venture capital fund or similar entity in connection with a transfer of the securities of the Company in a secondary offering of one or more portfolio companies of such Investor, or (vi) any transfer to any person who is approved in writing by the Company and the Investors (such approval not to be unreasonably withheld) holding at least seventy-five percent (75%) of the Common Stock issued or issuable upon conversion or exercise of Preferred Stock or other rights to acquire shares of Common Stock held by the Investors and their assigns; provided that in the event of any transfer made pursuant to one of the exemptions provided by clauses (i), (ii), (iii), (iv), (v) and (vi), (A) the Common Holder or Investor shall inform the Investors of such pledge, transfer or gift prior to effecting it and (B) the pledgee, transferee or donee shall enter into a written agreement to be bound by and comply with all provisions of this Agreement, as if it were an original Common Holder or Investor hereunder, including without limitation Section 2 and Section 3. Such transferred Common Holder Stock or Preferred Stock shall remain “Common Holder Stock” or “Preferred Stock” hereunder, and such pledgee, transferee or donee shall be treated as the “Common Holder” or “Investor” for purposes of this Agreement, except that such transferee or donee may not transfer shares pursuant to Section 4.1(i) hereof.

4.2 Notwithstanding the foregoing, the provisions of Section 2 or Section 3 shall not apply to the sale of any Common Holder Stock or Investor Stock to the public pursuant to a registration statement filed with, and declared effective by, the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”).

4.3 This Agreement is subject to, and shall in no manner limit the right which the Company may have to repurchase securities from the Common Holder pursuant to (i) a stock restriction agreement or other agreement between the Company and the Common Holder and (ii) any right of first refusal set forth in the Bylaws of the Company.

5. PROHIBITED TRANSFERS.

5.1 Call Option. In the event of a prohibited transfer in violation of Section 2.3 or Section 3 hereof (a “Prohibited Transaction”), the Investors shall have the option to purchase from the pledgee, purchaser or transferee of the Common Holder Stock or Preferred Stock transferred in violation of Section 2.3 or Section 3, respectively, the number of shares that the Investors would have been entitled to purchase had such Prohibited Transaction been effected in accordance with Section 2.3 hereof or Section 3, on the following terms and conditions:

(a) The price per share at which the shares are to be purchased by the Investor shall be equal to the price per share paid to such Selling Common Holder or Selling Investor by the third party purchaser or purchasers of such Common Holder Stock or Preferred Stock that is subject to the Prohibited Transaction; and

8.

(b) the Selling Common Holder or Selling Investor effecting such Prohibited Transaction shall reimburse the Investor for any expenses, including legal fees and expenses, incurred in effecting such purchase.

5.2 Put Option.

(a) In the event that a Major Selling Common Holder should sell any Common Holder Stock in contravention of the co-sale rights of each Investor under Section 2.4 of this Agreement (a “Prohibited Transfer”), each Investor, in addition to such other remedies as may be available at law, in equity or hereunder, shall have the put option provided below, and such Major Selling Common Holder shall be bound by the applicable provisions of such option.

(b) In the event of a Prohibited Transfer, each Investor shall have the right to sell to such Major Selling Common Holder the type and number of shares of Common Stock equal to the number of shares each Investor would have been entitled to transfer to the purchaser under Section 2.4 hereof had the Prohibited Transfer been effected pursuant to and in compliance with the terms hereof. Such sale shall be made on the following terms and conditions:

(c) The price per share at which the shares are to be sold to the Major Selling Common Holder shall be equal to the price per share paid by the purchaser to such Major Selling Common Holder in such Prohibited Transfer. The Major Selling Common Holder shall also reimburse each Investor for any and all fees and expenses, including legal fees and expenses, incurred in connection with the exercise or the attempted exercise of the Investor’s rights under Section 2.4.

(d) Within ninety (90) days after the date on which an Investor received notice of the Prohibited Transfer, such Investor shall, if exercising the option created hereby, deliver to the Major Selling Common Holder the certificate or certificates representing the shares to be sold, each certificate to be properly endorsed for transfer.

(e) Such Major Selling Common Holder shall, upon receipt of the certificate or certificates for the shares to be sold by an Investor, pursuant to this Section 5.2, pay the aggregate purchase price therefor and the amount of reimbursable fees and expenses, as specified in Section 5.2(c), in cash or by other means acceptable to the Investor.

5.3 Voidability of Transfer. Notwithstanding the foregoing, any purported Transfer by a Common Holder of Common Holder Stock in violation of Section 2 and/or Section 4 hereof or by an Investor of Preferred Stock in violation of Section 3 and/or Section 4 hereof shall be voidable at the option of the holders of a majority of the Investor Stock if the holders of a majority of the Investor Stock do not elect to exercise the call or put option (if applicable) set forth in this Section 5, and the Company agrees it will not effect such a transfer nor will it treat any alleged transferee as the holder of such shares without the written consent of the holders of a majority of the Investor Stock.

9.

6. LEGEND.

6.1 Within thirty (30) days of the execution of this Agreement, each certificate representing shares of Common Holder Stock now or hereafter owned by the Common Holder or issued to any person in connection with a Transfer pursuant to Section 4.1(i) through (v) hereof shall be endorsed with the following legend:

“THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO, AND IN SOME CASES PROHIBITED BY, THE TERMS AND CONDITIONS OF A CERTAIN RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT BY AND AMONG THE STOCKHOLDER, THE CORPORATION AND CERTAIN HOLDERS OF STOCK OF THE CORPORATION. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE CORPORATION.”

6.2 Each certificate representing shares of Preferred Stock now or hereafter owned by the Investors or issued to any person in connection with a Transfer pursuant to Section 4.1(i) through (v) hereof shall be endorsed with the legend referred to in Section 6.1 above.

6.3 The Common Holders and Investors agree that the Company may instruct its transfer agent to impose transfer restrictions on the shares represented by certificates bearing the legend referred to in Section 6.1 above to enforce the provisions of this Agreement and the Company agrees to promptly do so. The legend shall be removed at the request of any Common Holder or Investor following termination of this Agreement.

7. MISCELLANEOUS.

7.1 Conditions to Exercise of Rights. Exercise of the Investors’ rights under this Agreement shall be subject to and conditioned upon, and the Common Holders, the Investors and the Company shall use their best efforts to assist each Investor in, compliance with applicable laws.

7.2 Governing Law. This Agreement shall be governed by and construed under the laws of the State of Delaware in all respects as applied to agreements among Delaware residents entered into and performed entirely within Delaware. The parties agree that any action brought by any party under or in relation to this Agreement, including without limitation to interpret or enforce any provision of this Agreement, shall be brought in, and each party agrees to and does hereby submit to the jurisdiction and venue of, any state or federal court located in the County of Denver, Colorado.

7.3 Amendment. Any provision of this Agreement may be amended or modified and/or the observance thereof may be waived or this Agreement terminated, only with the written consent of (i) the Company, (ii) as to the Investors, persons holding at least seventy-five percent (75%) of the Common Stock issued or issuable upon the conversion or exercise of Preferred Stock or other rights to acquire shares of Common Stock held by the Investors and their assignees, pursuant to Section 7.4 hereof, and (iii) as to the Common Holders, only by the holders of a majority of the Common Holder Stock held by Common Holders; provided, that no consent of any Common Holder shall be necessary for any amendment and/or restatement which merely includes additional holders of Preferred Stock or other preferred stock of the Company as

10.

“Investors” as parties hereto or other persons as “Common Holders” and parties hereto and does not otherwise materially increase such Common Holders’ obligations hereunder other than the change in the number of shares determined by Section 2.3 and/or 2.4 hereof as a result of the addition of such additional holder. Any amendment or waiver effected in accordance with clauses (i), (ii), and (iii) of this Section 7.3 shall be binding upon each Investor, its successors and assigns, the Company and each of the Common Holders. No consent of any party hereto shall be necessary to include as a party to this Agreement any transferee required to become a party hereto pursuant to Section 4.1 hereof.

7.4 Successors and Assigns. The provisions hereof shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors, assigns, heirs, executors and administrators and other legal representatives.

7.5 Term. This Agreement shall continue in full force and effect from the date hereof through the earliest of the following dates, on which date it shall terminate in its entirety:

(a) the date of the closing of a firm commitment underwritten public offering of the Common Stock pursuant to a registration statement filed with the Securities and Exchange Commission, and declared effective under the Securities Act that results in all outstanding shares of Preferred Stock being converted into Common Stock;

(b) the date of the closing of an Acquisition as defined in the Company’s Amended and Restated Certificate of Incorporation (as the same is amended, restated or otherwise modified after the date hereof); or

(c) the written consent of (i) the Company, (ii) the persons holding at least seventy-five percent (75%) of the Common Stock issued or issuable upon the conversion or exercise of Preferred Stock or other rights to acquire shares of Common Stock held by Investors and their assignees, pursuant to Section 7.4 hereof, and (iii) the holders of a majority of the Common Holder Stock held by Common Holders.

7.6 Ownership. Each Common Holder represents and warrants that he, she or it is the sole legal and beneficial owner of those shares of Common Holder Stock he or she currently holds subject to the Agreement and that no other person has any interest (other than a community property interest) in such shares.

7.7 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the party to be notified at the address as set forth on the books of the Company or at such other address as such party may designate by ten (10) days advance written notice to the other parties hereto.

11.

7.8 Severability. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

7.9 Attorneys’ Fees. In the event that any suit or action is instituted under or in relation to this Agreement, including without limitation to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

7.10 Entire Agreement. This Agreement and the Exhibits hereto, along with the Purchase Agreement and the other documents delivered pursuant thereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof and no party shall be liable or bound to any other in any manner by any oral or written representations, warranties, covenants and agreements except as specifically set forth herein and therein. Each party expressly represents and warrants that it is not relying on any oral or written representations, warranties, covenants or agreements outside of this Agreement.

7.11 Additional Investors. Notwithstanding anything to the contrary contained herein, if the Company shall issue additional shares of its Preferred Stock pursuant to the Purchase Agreement, any purchaser of such shares of Preferred Stock may become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement and shall be deemed an “Investor” hereunder.

7.12 Counterparts; Facsimile Delivery. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be delivered via facsimile.

[THIS SPACE INTENTIONALLY LEFT BLANK]

12.

The foregoing RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT is hereby executed as of the date first above written.

COMPANY:	INVESTOR(S):

ARCA DISCOVERY, INC.	ATLAS VENTURE FUND VII, L.P.

By:	By:	ATLAS VENTURE ASSOCIATES VII, L.P.,
Print Name:		ITS GENERAL PARTNER
Title:

	By:	ATLAS VENTURE ASSOCIATES VII, INC.,
ITS GENERAL PARTNER

Signature:
Print Name:
Title:
(if applicable)

BOULDER VENTURES IV, L.P.

	By:	Boulder Ventures IV, LLC, its General
Partner

Signature:
Print Name:
Title:
(if applicable)

BOULDER VENTURES IV (ANNEX), L.P.

	By:	Boulder Ventures IV, LLC, its General Partner

Signature:
Print Name:
Title:

RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

SIGNATURE PAGE

PEQUOT SCOUT FUND, L.P.

By:	Pequot Capital Management, Inc.,
its Investment Manager

By:
Name:	Daniel Fishbane
Title:	Chief Financial Officer

PEQUOT MARINER MASTER FUND, L.P.

By:	Pequot Capital Management, Inc.,
its Investment Advisor

By:
Name:	Daniel Fishbane
Title:	Chief Financial Officer

THE PEIERLS FOUNDATION, INC.

By:
Print Name:
Title:

E. JEFFREY PEIERLS

BRIAN ELIOT PEIERLS

U.D. ETHEL F. PEIERLS CHARITABLE LEAD TRUST

RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

SIGNATURE PAGE

MICHAEL BRISTOW, M.D.

LANSING BROWN INVESTMENTS, LLC

By:
Print Name:
Title:

FRANCIS J. BULLOCK

KENNETH LAWRENCE WEINER

ELLEN SAPPINGTON

GREGORY A. MARTINEZ

JOSEPH A. LEFKOFF

RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

SIGNATURE PAGE

COMMON HOLDERS:

Michael Bristow, M.D.

MYOGEN, INC.

By:
Print Name:
Title:

Christopher Ozeroff

Timothy D. Hoogheem

J. David Port, Ph.D.

UNIVERSITY LICENSE EQUITY HOLDINGS, INC.

By:
Print Name:
Title:

CPEC, LLC

By:
Print Name:
Title:

RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

SIGNATURE PAGE

EXHIBIT A

LIST OF INVESTORS

Atlas Venture Fund VII, L.P.

Boulder Ventures IV, L.P.

Boulder Ventures IV (Annex), L.P.

Pequot Scout Fund, L.P.

Pequot Mariner Master Fund, L.P.

The Peierls Foundation, Inc.

E. Jeffrey Peierls

Brian Eliot Peierls

U.D. Ethel F. Peierls Charitable Lead Trust

Michael Bristow, M.D.

Lansing Brown Investments, LLC

Francis J. Bullock

Kenneth Lawrence Weiner

Ellen Sappington

Gregory A. Martinez

Joseph A. Lefkoff

EXHIBIT B

LIST OF COMMON HOLDERS

NAME OF COMMON HOLDER	SHARES OF COMMON STOCK
Michael R. Bristow, M.D.	776,580
Christopher Ozeroff	107,000
Timothy D. Hoogheem	70,000
J. David Port, Ph.D.	37,000
University License Equity Holdings, Inc.	47,905
Boulder Ventures IV, L.P.	69,386
Boulder Ventures IV (Annex), L.P.	1,047,937
Myogen, Inc.	614,834
CPEC, LLC	400,000